As filed with the Securities and Exchange Commission on May 29, 2003.
                                                   Registration No. 333-_______.

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                            TERRA CAPITAL GROUP, INC.
                (Name of Registrant as Specified in its Charter)

            NEVADA                               52229                      36-4526078
(State or other jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)       Classification Code Number)       Identification No.)

                      14300 N. NORTHSIGHT BLVD., SUITE 229
                              SCOTTSDALE, AZ 85260
                                 (480) 367-8020
          (Address and telephone number of principal executive offices and principal place of business)

                           STEPHEN CARDER, PRESIDENT
                           TERRA CAPITAL GROUP, INC.
                      14300 N. NORTHSIGHT BLVD., SUITE 229
                              SCOTTSDALE, AZ 85260
                                 (480) 367-8020
           (Name, address, and telephone number of agent for service)

                                WITH COPIES TO:
                            Robert J. Ahrenholz, Esq.
                             Colin L. Barnacle, Esq.
                                 Kutak Rock LLP
                       1801 California Street, Suite 3100
                             Denver, Colorado 80202
                                 (303) 297-2400

     Approximate date of commencement of proposed sale to the public: From time to time as soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE
===========================================================================================
TITLE OF EACH CLASS       AMOUNT      PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
OF SECURITIES TO BE        TO BE       OFFERING PRICE         AGGREGATE        REGISTRATION
     REGISTERED         REGISTERED        PER UNIT        OFFERING PRICE(1)         FEE
--------------------------------------------------------------------------------------------
   Secured Notes      $75,000,000         ________           $75,000,000        $6,067.50
===========================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(a) MAY DETERMINE.

The information this this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 29, 2003

                                   PROSPECTUS

                                UP TO $75,000,000

                                     [Logo]

                            TERRA CAPITAL GROUP, INC.

                   CLASS A, CLASS B AND CLASS C SECURED NOTES


     We are selling up to $75,000,000 in aggregate principal amount of our Class A, Class B and Class C secured notes described in this prospectus. The secured notes are being sold for their face amount, $1,000 per secured note, plus accrued interest. We may sell you secured notes at a discount to their face amount, in which case we will give you a pricing supplement disclosing the actual purchase price of the secured notes. The minimum purchase amount is $5,000 in principal amount of secured notes, plus accrued interest, per investor. The secured notes will be sold in three classes and have the following terms:

       CLASS                  STATED MATURITY*           ANNUAL INTEREST RATE
       -----                  ----------------           --------------------
     [Class A]             [__________ __, 2005]               [___]%
     [Class B]             [__________ __, 2006]               [___]%
     [Class C]             [__________ __, 2007]               [___]%

----------
* For a description of the exact maturity date of each class of secured notes, see the section entitled "DESCRIPTION OF THE SECURED NOTES - Interest Rate and Maturity."

                                              PER SECURED   TOTAL IF ALL SECURED
                                                NOTE(1)        NOTES ARE SOLD
                                                -------        --------------
Public offering price.......................   $1,000(2)         $75,000,000
Sales commissions (3).......................   $_____            $__________
Maximum proceeds to us (before expenses)....   $_____            $__________

----------
(1) Minimum investment is $5,000 per investor. Secured notes will be issued in denominations of $1,000.
(2)  Plus interest accrued from the first day of the month of purchase.
(3) Assumes the average sales commission of ___%. Sales commissions will range from 3.5% to 9.5% depending on the class of secured note sold. You will not incur a direct sales commission because the secured notes earn interest without deduction for sales commissions or other expenses.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     o The secured notes are secured debt instruments currently senior only to our outstanding equity securities.

     o There is no minimum amount of secured notes that must be sold before we use any of the proceeds. Proceeds will not be returned to investors if we sell less than all of the $75,000,000 in secured notes being offered. The proceeds from the sales of the secured notes will be paid directly to us promptly following each sale and will not be placed in an escrow account.

     o    We may prepay the secured notes at any time without any premium.

     o There currently is no trading market for the secured notes, we do not anticipate listing the secured notes on a national securities exchange and we do not expect a public market for the secured notes will develop.

     o We intend to engage several NASD member broker-dealers to sell the secured notes. These broker-dealers will sell the secured notes on a continuous, best efforts basis and receive commissions from us ranging from 3.5% to 9.5% of the principal amount of the secured notes they sell.

     o You may not purchase secured notes under this prospectus after ________ __, 2004.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is __________, 2003.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS THE KEY INFORMATION CONTAINED IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION TITLED "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND THE SECURED NOTES RELATING TO THOSE STATEMENTS.

                            TERRA CAPITAL GROUP, INC.

BACKGROUND

     We were formed on March 18, 2003 and all of our activities to date have been related to the formation of our business and the preparation of this offering. Therefore, we currently have limited assets, no revenue and no operating history. Our ability to successfully implement our business plan depends in part on us obtaining adequate financial resources through this offering.

OUR COMPANY

     We were formed to, among other things, originate loans to real estate developers for the acquisition and development of real estate and to purchase land as "land bankers" for subsequent resale to real estate developers primarily in the Phoenix, Arizona metropolitan area, but also potentially including metropolitan areas in other western states including, but not limited to, Nevada, California and Utah. For a discussion of the real estate development industry in our primary and potential markets, see the section entitled "BUSINESS--Real Estate Development in Primary Markets." The loans we originate with the proceeds of this offering will be secured by first priority mortgages or deeds of trust on the property acquired and developed by the borrowing real estate developers. For an explanation of our loan approval process and underwriting standards, see the section entitled "BUSINESS--Loan Approval and Underwriting Process." Pursuant to our land banker operations, we intend to use a portion of the proceeds from the sale of the secured notes to purchase parcels of real estate that we will subsequently resell to real estate developers and builders. More specifically, once we have purchased certain parcels of real estate, we plan to enter into lot release purchase contracts with real estate developers and builders that will require these persons to purchase a certain number of lots over a stated period of time for development and construction. We will charge an imputed rate of interest on the lots that we are required to carry during the time period specified in the lot release purchase contract. We will recover this imputed interest charge as each lot is sold to the real estate developer and builder. We plan to obtain leads for loans and real estate purchases through our relationships with land brokers, real estate developers and commercial loan officers and our knowledge of the real estate market to be able to take advantage of potentially profitable opportunities as they arise. Through this process, we intend to originate loans and sell parcels of real estate as land bankers to real estate developers who intend to develop real estate for the potential future construction of commercial, single-family residential and multi-family residential properties.

USE OF SECURED NOTE PROCEEDS

     The proceeds from the sale of our secured notes will be used to:

     o originate loans to real estate developers for the acquisition and development of real estate and purchase real estate for subsequent resale to real estate developers primarily in the Phoenix, Arizona metropolitan area, but also potentially including metropolitan areas in other western states, including but not limited to Nevada, California and Utah;

     o identify and acquire residential and commercial foreclosure properties;

     o    pay for our corporate organizational expenses and offering costs;

     o    acquire other real estate related assets and financial instruments;
          and

     o    provide funds for general corporate purposes and debt service.

                      SUMMARY OF THE TERMS OF THE OFFERING


Secured notes.......     We are offering up to $75,000,000 in principal amount
                         of our secured notes. You must purchase at least $5,000 in principal amount of secured notes. We will sell the secured notes in incremental denominations of $1,000 on a continuous basis. Secured notes will be sold for their principal amount, $1,000, plus accrued interest from and including the first day of the month in which a secured note is purchased, to, but excluding, the date of purchase. We may also sell secured notes at a discount to their face amount. If we sell you secured notes at a discount to their face amount, we will give you a pricing supplement disclosing your actual purchase price. The secured notes will be issued in book-entry form only without physical certificates or coupons.

Interest payments...     We will pay interest only on the secured notes monthly
                         on the 10th day of the month to the holder of record as of the last day of the month preceding the month in which the payment date occurs. Interest will be paid without any compounding. Each class of secured notes accrues interest at different rates as shown on the cover page of this prospectus. Interest will accrue from the first day of the month in which a secured note is purchased. We will pay interest on the secured notes primarily from proceeds received on the loans pledged as collateral as they are collected from the borrowers and from sales of lots to real estate developers.

Principal payments..     We will pay the principal balance of the secured notes
                         monthly beginning on [_______ __, 20__] with respect to the Class A secured notes, [_______ __, 20__] with respect to the Class B secured notes and [_______ __, 20__] with respect to the Class C secured notes. No class of secured notes will have a priority of principal payment over another.

Redemption..........     We may redeem any or all of the secured notes without
                         penalty or premium, at our option, in whole or in part, at any time. If we redeem your secured notes, we will make payment in cash to you of all unpaid principal and interest accrued to the date set for redemption, but excluding the date of redemption.

Collateral..........     Our obligation to pay principal and interest on the
                         secured notes generally will be secured by a pledge to the trustee on behalf of the secured note holders of all our right, title and interest in and to (a) the loans that we extend to real estate developers, (b) the real estate we purchase as land bankers from the proceeds of this offering, (c) the proceeds from our subsequent resale of the real estate we purchase as land bankers, and (d) other real estate related assets and financial instruments. Each such loan or land purchase will be secured by a first priority mortgages or deed of trust on the property.

                         The collateral will be pledged to the trustee for your benefit. The value of the pledged collateral can fluctuate and may at times be greater or less than 100% of the outstanding principal amount of the secured notes.

                         We can issue additional series of secured notes in the future under the indenture and can also issue securities senior in right of payment to the secured notes. For a more detailed description of the collateral, and how other securities we may issue can affect the collateral, see the section entitled "DESCRIPTION OF THE SECURED NOTES."

Use of proceeds.....     We currently intend to use the proceeds from the sale
                         of the secured notes primarily to originate loans to real estate developers for the acquisition and development of real estate and purchase land as a land banker for subsequent resale to real estate developers in the Phoenix, Arizona metropolitan area, but also potentially including metropolitan areas in other western states, including but not limited to Nevada, California and Utah. We may also use the secured note proceeds to identify and acquire residential and commercial foreclosure properties that we determine to be potentially profitable real estate investments. We may use a portion of the proceeds to purchase other real estate related assets and financial instruments.
                         In addition to the above, the secured note proceeds may be used to pay for our corporate organizational expenses and offering costs. We may also use some of the proceeds of this offering for general corporate purposes, including other general operating expenses and, if needed, to pay interest when due on the secured notes.

Plan of                  The secured notes will be sold on a continuous best
distribution .......     efforts basis by various broker-dealers who have not
                         yet been identified and who are members of the National
                         Association of Securities Dealers, Inc. Each secured note will be issued as soon as practicable after each sale. We may not be able to sell all of the secured notes offered in this prospectus.

Risk factors........     Purchasing the secured notes involves risks. You should
                         review the risks described in this prospectus before you invest in the secured notes. See "RISK FACTORS" for a discussion of the risks associated with investing in the secured notes.

                                  RISK FACTORS

     Your investment in the secured notes involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating our business and us before purchasing the secured notes.

RISKS RELATED TO OUR COMPANY

     WE ARE NEWLY FORMED AND HAVE NO OPERATING HISTORY, WHICH COULD MAKE IT DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS.

     We were originally organized March 18, 2003 and therefore, we have no operating history. As a result, we may not be able to successfully achieve profitability. The likelihood of our success must be considered in light of the problems, expenses, and complications frequently encountered in connection with the development of a new business and the competitive environment in which we will operate. Accordingly, our lack of an operating history makes an effective evaluation of our potential success difficult. Our viability and continued operation depend upon future profitability, our ability to generate cash flow from the real estate financing industry, and our successful development of other business opportunities. We can not assure you that we can successfully implement our business plan or that it will be profitable once implemented.

     THE CURRENT FOCUS OF OUR RESOURCES WHICH IS TO ORIGINATE LOANS AND SELL REAL ESTATE TO DEVELOPERS COULD LEAD TO LOSSES.

     Our loan originations and land banker agreements are expected to account for all of our business operations for the foreseeable future. We expect our loan originations and land banker agreements to increase in the future, but cannot predict whether we will have the ability to originate loans or sell real estate, whether such loans or sales will achieve desirable yields or whether we will be able to accurately predict loan default rates. This potential decrease in the diversification of our operations could lead to losses if our loan origination and land banker operations are not profitable.

     YOU MUST RELY ON OUR MANAGEMENT TO MAKE APPROPRIATE LOANS AND PURCHASE APPROPRIATE PROPERTIES.

     We have not identified any borrowers or properties in which there is a reasonable probability that we will invest. You must rely entirely upon the ability of our management with respect to our investment in unspecified loans and real estate, and you will not have an opportunity to initially evaluate for yourself the relevant economic, financial and other information regarding our specific investments. You should be aware that the appraisals that we are required to obtain for each property that we acquire or for the security for any loan are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value. We cannot assure you that we will successfully obtain suitable investments or that, if we make investments, we will achieve our objectives.

     OUR LACK OF DIVERSIFIED OPERATIONS AND INVESTMENTS INCREASES OUR EXPOSURE TO ADVERSE EVENTS OCCURRING IN THE REAL ESTATE ACQUISITION AND DEVELOPMENT INDUSTRY.

     During the next year of operations we anticipate that the majority of our investments will be made in, and a majority of our income will be derived from, originating and collecting on loans made to real estate developers for the purpose of acquiring and developing real estate and sales of real estate to developers and builders as a part of our land banker operations. This lack of diversification in our operations increases our exposure to the risks of this industry. In addition, our initial portfolio of loans and land banker agreements will be concentrated in a limited number of borrowers and developers. As we sell additional secured notes and raise additional proceeds, we will attempt to diversify our portfolio of loans and land banker agreements to increase the number of borrowers and developers to which we originate loans and sell real estate. However, if we are unable to raise sufficient funds, we may be unable to achieve an acceptable diversification of our loan and land banker agreements portfolio. This lack of diversification in our loan and land banker agreements portfolio increases our dependence on the performance of any one borrower or developer. This increases the risk that inadequate performance by an individual borrower or developer will materially affect our profitability and our ability to make principal and interest payments on the secured notes.

     WE COULD BE ADVERSELY AFFECTED IF THE BORROWERS ARE UNABLE TO SELL ALL OR A PORTION OF THEIR PROPERTIES ACQUIRED WITH OUR LOANS OR IF WE ARE UNABLE TO SELL ALL OR A PORTION OF THE PROPERTIES WE ACQUIRE WITH THE PROCEEDS OF THE SALE OF THE SECURED NOTES.

     The loans, and consequently, the secured notes will be repaid to you primarily from the proceeds of the sales of the developed properties by the borrowers to commercial or residential builders. If the borrowers are unable to sell the properties, or are unable to sell the properties at a price exceeding their carrying value, then there is a risk that the loans will not be repaid, thereby adversely affecting our ability to make payments on the secured notes. In addition, if we are unable to sell the properties we purchase as land bankers at a price exceeding our carrying costs, our ability to make payments on the secured notes will be adversely affected.

     WE COULD BE ADVERSELY AFFECTED BY AN INABILITY TO IMPLEMENT OUR GROWTH STRATEGY.

     Our growth strategy principally depends on our ability to increase both the number of loans that we originate to real estate developers that generate sufficient income or sales on their projects to repay their obligations to us and land banker sales to real estate developers at prices that exceed our carrying costs. This strategy depends, in part, on our ability to make loans to and enter into land banker agreements with real estate developers that meet our quality standards in a competitive market. If demand for financing in the real estate development industry declines, we may not be able to originate loans or sell real estate to real estate developers that meet our credit and/or quality standards.

     IF EXISTING UNDERWRITING STANDARDS INSUFFICIENTLY EVALUATE THE RISK OF LOSSES ON THE LOANS, IT COULD LEAD TO HIGHER THAN ANTICIPATED LOSSES.

     If the underwriting standards we use to originate the loans to real estate developers have standards that are less strict than typically used by conventional institutional lenders, our underwriting standards may incorrectly assess the risk of originating certain loans and actual losses could be higher than anticipated. While we try to minimize the risk of default and the risk of losses if there is a default, our underwriting procedures may not be effective.

     WE ARE IN A HIGHLY COMPETITIVE MARKET WHICH COULD RESULT IN REDUCED PROFITABILITY.

     We will compete with numerous banks and other more established financial institutions. Many of these competitors have greater financial and other resources than us and may have significantly lower cost of loans because they have greater access to insured deposits or the capital markets. Moreover, some of these competitors have significant cash reserves and can better fund shortfalls in loan collections that might have a more pronounced impact on us.

     Some of our competitors may offer better pricing, be more timely and responsive in processing loans and have better customer service than we do. Some of these companies may also have greater experience and more efficient collection methods than we might develop. If we are unable to successfully compete with these companies, our business could be adversely affected.

     REAL ESTATE USED AS COLLATERAL ON THE LOANS MAY BE INADEQUATE TO RECOVER ALL AMOUNTS OWED IN THE EVENT OF DEFAULT, WHICH COULD LEAD TO LOSSES.

     All of the loans we originate to real estate developers will be collateralized by real estate to provide security if a borrower defaults on the borrower's loan. Several factors influence whether the value of the real estate will be sufficient to cover the value of the loan, including changes in economic conditions, property values, zoning, land use, environmental laws and other legal restrictions, including changes in and restrictions on the timing and methods of foreclosure. If the market value of the real estate used as collateral is insufficient to cover any deficiency owed on a loan, our business could be harmed.

     FORECLOSURE ON OUR LOANS COULD DELAY OR REDUCE PAYMENTS ON OUR LOANS, ADVERSELY AFFECTING OUR LIQUIDITY AND PROFITABILITY.

     Foreclosure and other similar proceedings used to enforce payment of loans are generally subject to principles of equity, which are designed to relieve the indebted party from the legal effect of such party's default. Statutes may limit our right to obtain a deficiency judgment against the defaulting party after a foreclosure or sale. The application of any such principal may lead to a loss or delay in the payment on loans held by us.

     IF THE SECURED NOTES ARE CHARACTERIZED AS EQUITY INSTEAD OF DEBT, IT WOULD HAVE AN ADVERSE AFFECT ON OUR BUSINESS.

     We believe the secured notes are structured in a way to constitute debt. Based on current federal tax laws and various aspects of our company and the secured notes, including the fact that securities senior to the secured notes can be issued without substantial limitation, there is a possibility that the IRS could challenge our characterization of the secured notes as debt and deem the secured notes to be equity. We do not intend to seek a ruling from the IRS on the characterization of our secured notes. If the secured notes were characterized as equity, we would not be able to deduct the interest payments we make on the secured notes from our taxable income. If we operate our business at a profit, this would result in an increase in our federal income tax liability and expense, which would have an adverse affect on our business. Further, if one or more of our secured notes creates a taxable mortgage pool, we could be taxable as a corporation, which in turn would reduce the funds available for payment with respect to the secured notes. For a description of the federal tax considerations relating to the secured notes, see the section entitled "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS."

     WE ARE DEPENDENT ON KEY PERSONNEL AND MAY BE REQUIRED TO HIRE ADDITIONAL EMPLOYEES.

     We are dependent on a few key individuals who may not perform their duties as we expect or who may leave our company. In addition, our continued expansion may require us to hire qualified individuals with backgrounds in the real estate acquisition and development industry. It may be difficult to find and hire these individuals, or retain these employees once hired. We do not maintain key man life insurance on any officers at this time. If we are unable to hire and retain the necessary employees, our business could be adversely affected.

RISKS RELATED TO THE REAL ESTATE ACQUISITION AND DEVELOPMENT INDUSTRY

     REAL ESTATE HELD FOR DEVELOPMENT MAY NOT BE ABLE TO BE SOLD PROFITABLY.

     Our borrowers and developers are engaged in the development of various real estate properties, including substantially undeveloped properties. It is possible that one or more of these properties or portions of these properties will not be able to be sold at a price exceeding the carrying value of the property. Factors such as local and national trends in commercial, single family residential and multifamily residential property values as well as local, state and national economic and regulatory trends may impact the potential sales price for these properties. If the properties developed by our borrowers and developers cannot be sold at a price exceeding the carrying value of the property, our borrowers ability to repay their loans could be adversely affected and our business could be harmed or, if we are unable to sell the properties we purchase as land bankers at a price exceeding the carrying cost of the property, our ability to make payments on the secured notes could be adversely affected.

     BECAUSE OF THE CYCLICAL NATURE OF THE REAL ESTATE DEVELOPMENT INDUSTRY, FUTURE CHANGES IN GENERAL ECONOMIC, REAL ESTATE DEVELOPMENT OR OTHER BUSINESS CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     Because our ability to make payments on the secured notes depends primarily on the success of the real estate developers to whom we make loans and sell real estate as land bankers you must be aware of risks that are inherent in the real estate development industry. The real estate development industry is cyclical and is significantly affected by changes in general and local economic conditions, such as:

     o    employment levels;
     o    population levels;
     o    availability of financing for home buyers;
     o    interest rates;
     o    consumer confidence; and
     o    housing demand.

     An oversupply of alternatives to new homes, such as rental properties and used homes, could adversely affect the available supply of real estate developers in need of financing.

     The terrorist attacks at the World Trade Center and the Pentagon or other acts of terrorism and violence in the future, and any corresponding response by the United States, may adversely affect general economic conditions or cause a slowdown of the national economy or of a regional economy.

     INVENTORY RISKS CAN BE SUBSTANTIAL FOR REAL ESTATE DEVELOPERS.

     We plan to originate loans and sell real estate as land bankers to real estate developers who continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within their current markets. However, the risks inherent in purchasing and developing land increase as business demand for commercial property or consumer demand for housing decreases. Thus, real estate developers may have bought and developed land on which they cannot build and sell commercial buildings, single family homes or multifamily housing. The market value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. We cannot assure you that the measures employed by our borrowers or developers to manage inventory risks will be successful. In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, our borrowers or developers may have to sell developed properties at a loss, thereby adversely affecting our ability to make payments on the secured notes.

     REAL ESTATE ACQUISITION AND DEVELOPMENT IS VERY COMPETITIVE, AND COMPETITIVE CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     The real estate acquisition and development industry is highly competitive. Real estate developers compete for desirable properties, financing, raw materials and skilled labor. Our borrowers and developers compete with other local, regional and national real estate developers, including those with a sales presence on the Internet, often within larger subdivisions designed, planned and developed by such real estate developers. The competitive conditions in the real estate development industry could result in:

     o    difficulty in acquiring suitable land at acceptable prices;
     o    increased selling incentives;
     o    lower sales or profit margins; or
     o delays in the eventual construction of commercial buildings, single family homes or multifamily housing.

     The success of our borrowers and developers depends on the availability of improved lots and undeveloped land that meet their land development criteria. The availability of undeveloped land for purchase that meets our borrowers and developers internal criteria depends on a number of factors outside their control, including land availability in general, competition with other real estate developers and land buyers for desirable property, inflation in land prices, and zoning, allowable commercial building or housing density and other regulatory requirements. Should suitable lots or land become less available, the cost of land could be increased, perhaps substantially, which could adversely impact our results of operations.

     ENVIRONMENTAL CONDITIONS AND REGULATION OF PROPERTY ACQUIRED BY OUR BORROWERS MAY LEAD TO LOSSES.

     Both ourselves and our borrowers will acquire properties in the course of our businesses, some of which may contain hazardous waste or other toxic materials. Various federal, state and local environmental laws, ordinances and regulations hold the owner, operator or the previous owner of the property liable for the costs of removal or remediation of hazardous or toxic substances on, under, in or near the effected property. As a result, both ourselves and our borrowers could sustain significant losses due to environmental liability. In addition, the government can place a lien on environmentally contaminated property to guarantee that the clean up costs for that property are paid. In many states, these liens have priority over the existing loan on the property. We may be subject to these liens directly as a result of our ownership as land bankers or indirectly, if a loan held by us is securing the property. While both ourselves and our borrowers typically conduct environmental assessments to determine whether certain properties are contaminated, even when they are performed, they may not insulate us from liability for an environmental condition. If we are held liable for environmental clean-up costs, our business could be harmed.

RISKS OF AN INVESTMENT IN THE SECURED NOTES

     OUR ABILITY TO GENERATE CASH TO SERVICE OUR DEBT DEPENDS ON MANY OF THE FACTORS DISCUSSED ABOVE AS WELL AS OTHERS, MANY OF WHICH ARE BEYOND OUR CONTROL.

     Our ability to make payments on the secured notes and to fund other possible real estate acquisition and development loans will depend on our ability to generate cash in the future. This, to some extent, depends on general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. The risks to which our business is subject may become more acute during an economic slowdown or recession because fewer loans may be originated for real estate acquisition and development borrowers and fewer real estate developers will have the ability to purchase real estate from us pursuant to our land banker operations. If we generate an insufficient amount of cash in order to pay the interest when due on our secured notes, we may use a portion of the proceeds from the sale of the secured notes for that purpose.

     Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to pay principal and interest on our debt or to fund our other liquidity needs. In order to pay the principal amount of the secured notes, we may need to refinance all or a portion of the secured notes. We may not be able to refinance the secured notes on commercially reasonable terms or at all. If this occurs, we may not be able to pay the amounts we owe you on your secured notes.

     WE HAVE NO RESTRICTION ON OUR ABILITY TO INCUR ADDITIONAL DEBT.

     The indenture governing your and our rights and obligations relating to the secured notes does not restrict our ability to issue additional secured notes or to incur other debt. This additional debt may be senior, equal or junior in right of payment to the secured notes. This additional debt could be secured by the collateral that secures the secured notes with a claim to that collateral that is equal or junior to the first priority claim the secured notes have to the collateral. Further, we do not have any limitation on the amount or percentage of indebtedness that we may incur. We expect to continue to originate real estate acquisition and development loans using the proceeds of debt offerings like the secured notes.

     IF THE COLLATERAL SECURING THE SECURED NOTES IS INSUFFICIENT AND WE ARE IN DEFAULT UNDER OUR OBLIGATIONS, SENIOR DEBT HOLDERS WOULD BE ENTITLED TO PAYMENT IN FULL OUT OF THE GENERAL FUNDS OF THE COMPANY BEFORE WE MAKE ANY ADDITIONAL PAYMENTS ON THE SECURED NOTES, WHICH COULD RESULT IN YOUR NOT BEING PAID THE FULL AMOUNTS DUE ON THE SECURED NOTES.

     The indenture does not restrict our ability to issue additional debt that is senior in right of payment to the secured notes. If we issue senior debt and our business is not successful or we default in payment, the senior debt holders may be entitled to payment in full in liquidation of our company before full payment is made to you. Although the secured note holders have a first priority claim to the collateral and other assets pledged to the trustee to the extent this collateral is acquired solely with the proceeds of sales of secured notes, if this collateral and the general funds of the company are insufficient to pay all debt holders of the secured notes, you may not receive repayment of the full principal amount owed to you on the secured notes.

     OUR USE OF A HIGH AMOUNT OF DEBT COULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY TO PAY PRINCIPAL AND INTEREST ON THE SECURED NOTES WHEN DUE.

     Our use of a high amount of debt could have important consequences to you. For example, substantial debt could:

     o make it more difficult for us to satisfy our obligations to pay principal and interest payments on the secured notes;

     o make it more difficult for us to originate new real estate acquisition and development loans to replace those pledged to the secured note holders as they are paid;

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
     o increase our vulnerability to general adverse economic and industry conditions;

     o limit our ability to obtain additional financing for future working capital, capital expenditures, and other general corporate requirements;

     o increase our vulnerability to interest rate increases if future debt must be incurred at higher rates of interest than currently exist;

     o require us to dedicate a substantial portion of our cash flow to payments on our debt, which will reduce the availability of cash flow for operations, new investment and other purposes; and

     o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

     LOANS TO AND LAND BANKER AGREEMENTS WITH AFFILIATED REAL ESTATE DEVELOPERS MAY LEAD TO CONFLICTS OF INTEREST

     We are permitted on a restricted basis to originate loans to and enter into land banker agreements with real estate developers who are our affiliates. All loans to our affiliates are required to meet our underwriting criteria. These loans and land banker agreements may cause us to be subject to conflicts of interest arising out of our relationships with these affiliates. If a conflict of interest occurs, such conflict may not be resolved in our favor, which could adversely impact our results of operations.

     THE LOANS SECURING THE SECURED NOTES MAY HAVE DIFFERENT MATURITY DATES THAN THE SECURED NOTES AND WE MAY NOT HAVE SUFFICIENT CASH AVAILABLE TO MAKE PAYMENTS ON THE SECURED NOTES WHEN DUE.

     The maturity of the collateral may not match the maturity dates of the secured notes. Interest and principal payments due on the secured notes will be made principally from the proceeds of the collateral that is pledged to secure the secured notes. We may originate loans that have a date fixed for repayment of the investment and may also originate loans that mature after the initial maturity date of the secured notes. Because we may originate loans with maturity dates that do not match the interest payment dates or maturity dates of the secured notes, we may not have sufficient cash and liquid assets available to make these payments when due. If this occurs, we will be required to fund these payments from our other assets or through borrowings or capital raised from outside sources.

     YOU MAY NOT BE ABLE TO SELL YOUR SECURED NOTES DUE TO THE ABSENCE OF AN ESTABLISHED TRADING MARKET.

     We do not anticipate listing the secured notes for trading on a securities exchange. There is no trading market for the secured notes and it is not anticipated that an active market will develop. We are not obligated to redeem your secured notes until they mature. Because you may be unable to sell your secured notes prior to the maturity date, you should consider your need to be able to liquidate your investment prior to its maturity before investing in the secured notes and you should be prepared to hold any secured notes purchased in this offering until their maturity.

     THE ISSUANCE OF SECURED NOTES IN BOOK-ENTRY FORM MAY LIMIT THE MARKET FOR THE SECURED NOTES AND MAY DELAY YOUR RECEIPT OF PAYMENTS.

     Our use of book-entry secured notes rather than issuing secured notes in definitive form with physical certificates in this offering could limit the markets for these securities, prevent a secondary market from forming and could delay payments to you. The absence of physical certificates for the secured notes may prevent a secondary market from developing because investors may be unwilling to invest in securities if they cannot obtain delivery of physical certificates. The use of book-entry secured notes may delay payments to you because distributions on the secured notes will first be sent to the clearing agency in whose name secured notes are registered, and then will be disbursed to you.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus that are not historical facts are "forward-looking" statements. Forward-looking statements can be identified by the use of words like "believes," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," "will," "should," "intend," "plan," "consider" or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. We based these forward-looking statements on our current expectations and projections about future events and information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Some of the risks, uncertainties and assumptions are identified in the risk factors discussed above.

     We wish to caution you that the forward-looking statements in this prospectus are only estimates and predictions. Our actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

                                 USE OF PROCEEDS

     If all of the secured notes that we are offering in this prospectus are sold, we expect gross proceeds to total $75,000,000 before deducting sales commissions and other expenses. We may not be able to sell any or all of the secured notes. Offering expenses are estimated to be approximately $200,000 and sales commissions will not exceed 9.5% of the principal amount of the secured notes sold.

INTENDED USE OF PROCEEDS

     We currently intend to use the net proceeds received from the sale of secured notes in the following order of priority:

     o First, to (a) originate loans to real estate developers for the acquisition and development of real estate and purchase real estate as a land banker for subsequent resale to real estate developers primarily in the Phoenix, Arizona metropolitan area but also potentially including metropolitan areas in other western states, including but not limited to Nevada, California and Utah, (b) identify and acquire residential and commercial foreclosure properties that we determine to be potentially profitable real estate investments, and
          (c) purchase other real estate related assets and financial instruments.

     o    Second, to pay for our corporate organizational expenses; and

     o Third, to provide funds for general corporate purposes and debt service.

     We currently anticipate that approximately 98-99% of the net proceeds will be used for purposes described in the first bullet point above and approximately 2% will be used as described in the second and third bullet points. However, a change in capital requirements could cause a change in this allocation. Proceeds of this offering may also be used for general corporate purposes and other general operating expenses.

     Since we do not know the total principal amount of secured notes that will be sold, we are unable to accurately forecast the total net proceeds generated by this offering. Therefore, we have not allocated specific amounts for any of the above purposes.

     We anticipate that some of the proceeds from this offering will be temporarily invested in money market funds, bank repurchase agreements, commercial paper, U.S. Treasury Bills and similar securities investments prior to being used for the purposes indicated above.

RESTRICTIONS ON USE OF PROCEEDS

     While we are permitted to originate loans to and enter into land banker agreements with real estate developers who are our affiliates, we are restricted in originating such affiliated loans to or entering into such land banker agreements with affiliated developers based upon the following formula: 50% of the first $20,000,000 of the funds available for loans or land banker sales may be loaned or sold to affiliates; 25% of the funds available thereafter may be loaned or sold to affiliates.

CHANGES IN INTENDED USE OF PROCEEDS

     We do not anticipate any material changes to our planned use or priority of use of proceeds from those described above if we sell less than $75,000,000 in secured notes. While the above represents our present intention with respect to the use of the offering proceeds, a change in capital requirements or business opportunities could cause us to elect to use the proceeds for other purposes not contemplated at this time. We have the discretion to use the proceeds in any manner we deem appropriate.

                                PLAN OF OPERATION

     Since our inception on March 18, 2003, we have conducted no business activities, except for organizational, capital raising and market/financial feasibility activities. For the period from inception through April 30, 2003, we have had no revenue from operations and accumulated expenses totaling $31,324. We intend to offer land acquisition and land development financing programs for residential or commercial projects ranging from $1,000,000 to $20,000,000 per transaction. We are initially targeting the Arizona marketplace and we will expand our focus to Nevada, California and Utah. Our customer base will be comprised of homebuilding companies, land development companies and companies providing land banking programs to homebuilders with terms typically being one to four years in length with a current interest rate or imputed interest rate of 20% to 25%, plus 1% to 2% loan origination fees depending upon the transaction structure. The financing programs will normally include full-recourse (personal or corporate guarantees) to the borrower, however, there may be instances where we offer limited non-recourse arrangements to the borrower.

     Our ability to commence operations depends primarily upon our ability to obtain adequate financial resources through the offering of the secured notes. As of April 30, 2003, we had not incurred any material costs or expenses, other than minimal organizational costs associated with our corporate formation. We have approximately $220,000 in cash and we believe this amount should be sufficient to pay all of the related expenses and costs associated with the offering of the secured notes. Additionally, we believe that we will have the cash available to meet the specific requirements of our ongoing operating costs for the next three to six months, with the exception of employee salaries. To date, we have only employed individuals that are also our shareholders. Therefore, we have been in a position to forgo the cash requirements to compensate our employees. Within the forthcoming year, we intend to employ two individuals in administrative capacities and two management level individuals who will not be shareholders. If we are unable to generate sufficient funds from the offering of the secured notes, or revenue from operations, to adequately compensate the employees, we intend to explore alternatives including additional private securities offerings. We anticipate employing approximately seven individuals over the next 12 months, both in management and non-management positions.

     Initially, Stephen Carder, Gary Nielsen and Mike Horton will be responsible for developing our business operations. When the capital becomes available, we expect to employ a credit officer, controller and two administrative support positions. We do not anticipate the need to utilize outside consultants or advisors in the implementation of our business plan, except in relation to the offering of our secured notes, our legal counsel and independent auditors.

     Our focus over the course of the next 12 months will be utilizing the proceeds from this offering to fund the various loan and land banker programs we have designed for residential and commercial land developments. We will assume greater than market risk by lending up to 100% of the cost of a project. We believe that this gives us a clear competitive advantage. We expect to mitigate our additional risk by requiring full-recourse (personal or corporate guarantees); 1% to 2% loan origination fees; complete independent appraisals and aggressive repayment terms.

     In addition to our various loan and land banker programs, we may identify and acquire residential and commercial foreclosure properties. We believe this process will enhance our cash flow and return on investment. As we receive payments from both our real estate developer borrowers and land banker customers, we may have cash on hand that we may not be able to apply on a timely basis to our basic business of real estate development lending or land banking. This may be due to low availability of land, cash on hand below our $1,000,000 minimum or other relevant factors. We believe that strategic and prudent purchases of residential and commercial foreclosure properties offer potentially profitable real estate investments. We will carefully evaluate any such properties and determine if the anticipated profit from the transaction justifies the related risk.

                                    BUSINESS

     BUSINESS STRATEGY

     We were formed on March 18, 2003 and all of our operations to date have been related to the formation of our business and the preparation of this offering. Our primary business plan is to originate loans to real estate developers for the acquisition and development of real estate and to purchase land as land bankers for subsequent resale to real estate developers primarily in the Phoenix, Arizona metropolitan area, but also potentially including metropolitan areas in other western states, including but not limited to Nevada, California and Utah. The loans will be secured by first priority mortgages or deeds of trust on the property acquired by the borrowing real estate developer. We will only make loans to or enter into land banker agreements with real estate developers who intend to acquire and develop real estate for the future construction of commercial, single-family residential and multi-family residential properties.

     The loans we intend to originate to real estate developers will generally be small to mid-sized loans that are originated for less than $20 million and generally have short-term balloon payments (approximately 2-3 years in duration). In addition, some of the loans will be revolving loans, meaning that as parcels of real estate are sold by the borrowers, the proceeds from those sales will be used to pay down the loans from us and the borrowers may then borrow additional amounts from us if they continue to meet our credit standards. We intend to lend at loan-to-value ratios ranging from 75% to 95% and will require first priority deeds of trust or mortgages on the property acquired by the borrowing real estate developer. The loans will be underwritten by us by applying criteria that generally include (a) an evaluation of the borrower's financial stability and credit history, (b) obtaining a satisfactory appraisal and conducting an inspection of the real estate that will be pledged as collateral to secure the secured notes, (c) obtaining title insurance, (d) reviewing all environmental reports, structural inspections, zoning and entitlement status reports and (e) analyzing demographic marketing factors applicable to the real estate collateral. For a more detailed description of our underwriting process and criteria, see the section below entitled "BUSINESS--Loan Approval and Underwriting Process." Overall, up to 30% of the loans may be participated with other lenders.

         We may also be involved in originating loans for the acquisition of finished lots which would result in two years or longer development projects as national commercial property developers and homebuilders move from time-to-time to clear inventory from their balance sheets and to increase earnings to meet market analysts' estimates. In addition to originating loans to real estate developers, we may identify and acquire residential and commercial foreclosure properties. We believe this process will enhance our cash flow and return on investment. As we receive payments from both our real estate developer borrowers and land banker customers, we may have cash on hand that we may not be able to apply on a timely basis to our basic business of real estate development lending or land banking. This may be due to low availability of land, cash on hand below our $1,000,000 minimum or other relevant factors. We believe that strategic and prudent purchases of residential and commercial foreclosure properties offer potentially profitable real estate investments. We will carefully evaluate any such properties and determine if the anticipated profit from the transaction justifies the related risk.

     Pursuant to our land banker operations, we plan to use a portion of the proceeds from the sale of the secured notes to purchase parcels of real estate that we will subsequently resell to real estate developers and builders. More specifically, once we have purchased certain parcels of real estate, we plan to enter into lot release purchase contracts with real estate developers and builders that will require such real estate developers and builders to purchase a certain number of lots over a stated period of time for development and construction. We will charge an imputed rate of interest on the lots that we are required to carry during the time period specified in the lot release purchase contract. We will recover this imputed interest charge as each lot is sold to the real estate developer and builder.

     While we are permitted to originate loans to real estate developers who are our affiliates, we are restricted in originating such affiliated loans or making land banker sales to affiliated developers based upon the following formula: 50% of the first $20,000,000 of the funds available and obtained from this offering for loans or land banker sales may be loaned or sold to affiliates; 25% of the funds available thereafter may be loaned or sold to affiliates. These affiliated loan and land banker sales restrictions are imposed by us and are in place to assure you that our loan and land banker portfolio will be diversified and not overly concentrated with a small number of affiliated borrowers and developers and to minimize the potential risk of conflicts of interest between ourselves and our affiliated borrowers and developers.

     As discussed below in the section entitled "--Real Estate Development Industry in Primary Markets," the current real estate development prospects and demand in our primary market currently are dynamic and require developers be able to receive adequate and prompt financing to take advantage of such potentially transitory opportunities. Through our relationships with land brokers, real estate developers and commercial loan officers, our extensive knowledge of the real estate development industry in our primary markets and our flexible underwriting and pricing policies, we believe that we are in a better position than our competition to respond to the needs of our potential borrowers and developers in a timely manner that will allow our borrowers and developers to take advantage of the evolving land opportunities that currently exist in our primary markets. In addition, we believe we are in a better position than our competition to provide faster and less expensive financing without any limits that would restrict us from extending loans to any one borrower, such as would be applicable to banking institutions.

REAL ESTATE DEVELOPMENT INDUSTRY IN PRIMARY MARKET

     On a nationwide basis, the National Association of Home Builders ("NAHB") reported a record 1.69 million new homes in 2002. The NAHB forecasts approximately 1.63 million new homes to be built in 2003. As our primary initial market, Arizona was the nation's second fastest growing state in 2002, with a population increase of nearly 3%. We expect home building in the metropolitan Phoenix area is expected to continue at near-record levels in 2003.

     The Arizona Real Estate Center at Arizona State University reports that the median home price for new homes in the metropolitan Phoenix area was $162,000 in 2002, an increase of $43,000 from 1992. The number of new home sales was approximately 34,000 in 2002, compared to 18,400 in 1992. Moreover, since 1997, new home sales in the metropolitan Phoenix area have averaged approximately 33,000 units per year. The housing sales strength in the metropolitan Phoenix area is due to several factors that are unique to the metropolitan Phoenix area and our other potential western metropolitan markets. We can give you no assurances that these trends will continue in the future.

     POPULATION INCREASE. Population increases are a key stabilizing influence in the metropolitan Phoenix marketplace. The Phoenix natural population (births minus deaths) has increased more than 50% from the early 1990s and net migration into the metropolitan Phoenix area is greater than 50,000 per year and is expected to continue at a similar level in 2003. The Arizona Real Estate Center at Arizona State University reports that for the last five calendar years, the overall result is an annual population growth in Arizona of approximately 100,000. Such population increases are also applicable in our other potential western metropolitan area markets, especially Las Vegas, Nevada. On the whole, the U.S. Census Bureau reported that Nevada was the nation's fastest growing state in 2002.

     INTEREST RATES. The availability of low interest rates on mortgage loans has had a very positive effect on the housing market nationwide. While mortgage rates may increase from their current record low levels, we do not believe that such increases will have a negative effect on home building and home sales until mortgage rates approach 10.0% or greater, which we do not expected to occur within the next five years.

     DEMOGRAPHIC WEALTH EFFECT. The demographic makeup of the metropolitan Phoenix area and our other potential primary markets includes several generational classes that help stabilize the home building and home sales market despite the existence of only moderate employment growth. The metropolitan Phoenix area consists of a large contingent of (a) true retirees (over 65), (b) active adults (retirees 50-65) and (c) the new "leisure class" (under 50 at peak earning years and inheriting wealth).

LOAN APPROVAL AND UNDERWRITING PROCESS

     We plan to obtain leads for loans through our relationships with banks, homebuilders, brokers and our knowledge of the market to be able to quickly take advantage of profitable opportunities as they arise. While these entities may be involved with the negotiation of terms on behalf of the borrowers, we will draft all applications, commitments and documentation and execute all documentation directly with the borrowers. All loans we originate will be evaluated, underwritten and closed in accordance with our predefined standards. The loans will be underwritten by applying criteria that generally include the following:

     o Evaluating the borrower's financial condition/information and credit history;

     o Obtaining a current, satisfactory independent appraisal of the real estate that will constitute part of the collateral pledged for your benefit under the indenture;

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
     o    Making a physical inspection of such real estate collateral;

     o    Obtaining title insurance;

     o Reviewing other factors that may affect the valuation of such real estate collateral such as environmental reports, structural inspections, zoning and entitlement status; and

     o An analysis of demographic factors applicable to such real estate collateral.

     In addition, under the indenture, each loan that we make must satisfy, among other things, the following conditions:

          (a) the loan must be valid, binding, and enforceable against the borrower in accordance with its terms except that (i) the enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding may be brought, whether a proceeding at law or in equity;

          (b) the loan can not be subject to any dispute, offset, counterclaim or defense;

          (c) the loan must be denominated and payable in U.S. dollars in the United States;

          (d) the loan must comply with the representations and warranties set forth in the indenture; and

          (e) the real estate securing the loan must be subject to a perfected lien held by the Trustee pursuant to the Indenture upon the acquisition of the loan and the filing of any applicable financing statement pursuant to the UCC.

     The sum of the underwriting evaluation and the borrower's alternative financing options will affect the interest rate and loan-to-value ratio that we will require. In a circumstance where the borrower has limited financing options primarily due to time constraints, we will have the opportunity to charge higher rates at higher loan-to-value ratios than the risk might otherwise require. Our ability to be more responsive than our competition to time-sensitive opportunities will be important to our ability to capitalize on these circumstances that provide higher returns for lower risk on some loans. We believe that real estate development lending is a market inadequately served by current lenders, who we believe are not flexible in their underwriting and pricing policies and who are not able to quickly underwrite and close such loans.

COMPETITION

     We will compete with many other lending institutions in implementing our business plan to originate loans to and enter into land banker agreements with real estate developers in our primary markets. The commercial lending market is a multi-billion dollar market including competitors with greater resources, economies of scale and name recognition than us. We believe, however, that our more flexible underwriting, pricing guidelines and closing speeds enhance our ability to compete in this market. Moreover, we believe that the added flexibility provided by our land banker operation allows real estate developers off-balance sheet treatment for their development projects.

SERVICING OF LOANS

     We will be responsible for servicing our loans. As servicer of our loans, we will be responsible for all servicing related functions ranging from payment processing to the liquidation of property acquired as a result of foreclosure.

     When a payment becomes delinquent on a loan, we will begin a predefined collection process that includes making collection calls. If the defaulted payment is not received pursuant to the contract terms, a notice of default will be sent to the borrower and we will initiate a loan workout for the loan according to property type, size of loan and complexity of transaction. In initiating the loan workout, we will review the file and related documentation and negotiate with the borrower to cure the default. If, upon the expiration of the notice of default, the default is not cured, foreclosure will begin immediately by our counsel. Concurrent with the notice of default and the foreclosure process, we will continue to contact and attempt to negotiate a full reinstatement with the borrower. During this same period, we will also develop a loan workout program. As a part of formulating this loan workout program, we will typically visit the collateral property, talk with local experts and make an assessment of the condition of the collateral and its marketability in the event of a potential foreclosure. We will review the final loan workout program with particular attention to all relevant information regarding contact with the borrower, condition and marketability of collateral and an assessment of the likelihood of default cure or recovery of the loan balance if the default continues through foreclosure.

     As servicer, we will meet periodically and review all newly defaulted loans, continuing defaulted loans, loans in foreclosure, loans in bankruptcy and progress on approved loan workout programs.

EMPLOYEES

     As of the date of this prospectus we employed three full-time employees.

PROPERTIES

     Our principal executive offices are located at 14300 Northsight Blvd., Suite 229, Scottsdale, Arizona. Our office space is subleased from a non-affiliated landlord. We believe that our existing facilities are adequate for our current needs and that suitable additional space will be available as needed.

LEGAL PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings that, if adversely determined, would have a material affect on our operations.

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
                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following is the name, age and position of our current directors and executive officers:

NAME              AGE                      POSITION(S)
----              ---                      -----------
Stephen Carder    48     President, Chief Executive Officer and Director
Mike Horton       59     Vice President of Business Development and Director
Gary Nielsen      60     Vice President of Finance and Chief Financial Officer
Gary Long         58     Director
Craig Primas      46     Director
Telford Walker    63     Director

     All directors currently hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. All of our executive officers are elected annually by our board of directors and serve at the discretion of the board and until their successors are elected and qualified. There are no family relationships between any of our directors or executive officers.

     The following describes the business experience during the past five years of our directors and executive officers:

     STEPHEN CARDER, joined Terra Capital Group, Inc. in 2003 as President, Chief Executive Officer and Director. Since 2001, Mr. Carder has also been the Managing Member of Highland Development, LLC. Highland Development, LLC acquires real estate in Arizona for the purpose of providing funding for its development and sale. From 2000 to 2001, Mr. Carder was the Chief Financial Officer of Medical Capital Corporation and President of its managed healthcare subsidiary, National Health Benefits Corporation. Prior to that, from 1994 to 2000, Mr. Carder was the President, Chief Executive Officer and Co-Founder of HealthStar Corporation. Prior to that from 1989 to 1994, Mr. Carder was Vice President of Finance for Real Estate of Del Webb Development Corporation. At Del Webb, Mr. Carder was responsible for providing senior management and strategic direction for the development of the active adult community, Sun City West. Mr. Carder has a bachelors degree in accounting from Arizona State University and was a licensed certified public accountant in Texas from 1982-1998.

     MIKE HORTON, joined Terra Capital Group, Inc. in 2003 as Vice President of Business Development and Director. Mr. Horton is the current owner and manager of Mogollon Development Group, a land development and home building company in Northern Arizona. Since 1975, Mr. Horton has been involved in the development, construction and management of approximately 14,000 apartment units, 1,000,000 square feet of retail shopping center space and 750,000 square feet of office space in Arizona, Colorado and Indiana. In addition, Mr. Horton has developed master planned communities in both Colorado and Arizona. Mr. Horton has a degree from the University of California, Berkeley and holds a KB-01 dual commercial and residential construction license in Arizona.

     GARY NIELSEN, joined Terra Capital Group, Inc. in 2003 as Vice President of Finance and Chief Financial Officer. Mr. Nielsen is currently Chief Financial Officer of Environmental Support Solutions, Inc. and has been employed in that position since August 2001. Between 1999 and 2001, Mr. Nielsen was Chief Financial Officer of various public and private companies. From 1996 to 1999, Mr. Nielsen was the Vice President of Finance and Chief Financial Officer of

Best Western International, Inc., where he was responsible for all accounting, finance, strategic planning, market research, risk management and Y2K business systems reengineering. From 1986 to 1996, Mr. Nielsen was Vice President of Finance for Giant Industries, Inc. where he played a key role in the structuring of a merger and the completion of an NYSE initial public offering of the combined companies. Mr. Nielsen has a degree in Accounting from Arizona State University and holds his CPA Certificate in Arizona and is currently a member of the American Institute of CPA's and the Arizona Society of CPA's.

     GARY LONG, joined Terra Capital Group, Inc. in 2003 as a director. Mr. Long is currently the Chief Financial Officer of Sands Financial, Ltd. and has been employed with Sands Financial, Ltd. since 1985. Sands Financial, Ltd. is a holding company with various holdings consisting of both automobile dealerships and real estate. Mr. Long is responsible for all accounting, banking and both company and real estate purchase negotiations. Prior to this position, Mr. Long was the Corporate Controller for Del Webb Corporation from 1979 to 1985. Mr. Long has a bachelors degree in Accounting from California State University at Northridge.

     CRAIG PRIMAS, joined Terra Capital Group, Inc. in 2003 as a director. Mr. Primas is the founder and President of Primas and Associates Consulting Engineers. Mr. Primas founded Primas and Associates in early 1996 and has offices in Las Vegas, Nevada and Scottsdale, Arizona and offers consulting civil engineering on land development based projects in Arizona, Nevada, California, Utah, Colorado and New Mexico. Mr. Primas was Regional Vice President of Kimley-Horn and Associates in Las Vegas, Nevada from 1994-1996. Prior to that, he was Principal/Co-Founder of Pentacore Engineering, Inc., in Las Vegas, Nevada from 1990-1994. Mr. Primas brings to our company more than 25 years of experience in all phases of consulting civil engineering, land development and public works, design and project management and land surveying associated with real estate development and construction management. Mr. Primas has a degree in civil engineering from the University of Nevada and is a registered professional engineer in Arizona, California, Colorado, Nevada, New Mexico and Utah.

     TELFORD WALKER, joined Terra Capital Group, Inc. in 2003 as a director. Mr. Walker has been a self-employed real estate investor and developer since 1975. Prior to that, from 1973-1974, Mr. Walker was the Chief Financial Officer of Motown Corporation in Los Angeles, California, and from 1971-1973, Mr. Walker was the Vice President of Beneficial Standard Life Insurance Company and President of California Investors, a regional NASD member broker-dealer. In addition, Mr. Walker has served as a director of SiteLite Corporation from 2000-2002, a member of the National Board of Phillips Brooks House at Harvard University from 1987-2000, a member of a national committee for World Vision from 1996-2001, and a member of the Visiting Committee for the School of Arts and Sciences at Harvard University. Mr. Walker has both a B.A. in Economics and an MBA from Harvard University.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE. The current members of the Audit Committee are Messrs. Walker and Long. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews our corporate compliance procedures and reviews the adequacy of our internal accounting controls.

     INVESTMENT COMMITTEE. The current members of the Investment Committee are Messrs. Walker and Primas. The Investment Committee must approve any commitment or investment of our funds in excess of $3,000,000. It is anticipated that the members of this committee will provide telephonic advice and consent to activities with our management on no less than a monthly basis. The Investment Committee will meet no less than twice per year to review investment policies and procedures.

     COMPENSATION OF EXECUTIVE OFFICERS. When formed on March 18, 2003, our executive officers did not enter into any agreement with us relating to employment and/or consulting, stock incentive plans or stock option plans to grant stock to any person.

     COMPENSATION OF DIRECTORS. Each non-employee director serving on our board of directors receives an annual fee of $12,000, paid quarterly. In addition, each director receives a fee of $1,000 for each board meeting attended by that director and $500 for each committee meeting attended by that director.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o under applicable section from Nevada Corporation Code regarding unlawful dividends and stock purchases; or

     o for any transaction from which the director derived an improper personal benefit.

     These provisions are permitted under Nevada law.

     Our bylaws provide that:

     o we must indemnify our directors, officers, employees and agents to the fullest extent permitted by Nevada law, subject to very limited exceptions; and

     o we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Nevada law, subject to very limited exceptions.

     We intend to purchase directors and officers liability insurance in order to limit our exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933, as amended.

     The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a secured note holder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers under these indemnification provisions.

     There is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table contains information concerning the persons, including any "group", who we know to be the beneficial owner of more than 5% of any class of our voting securities. Unless otherwise indicated in the footnotes, each person named below has sole voting power and investment power over the shares indicated. All information is as of April 30, 2003. As of that date, 10,000 shares of common stock of Terra Capital Group, Inc. were issued and outstanding.

         NAME OF BENEFICIAL OWNER         NUMBER OF SHARES   PERCENT OF CLASS(1)
         ------------------------         ----------------   -------------------

     Stephen Carder                            2,000                 20%
     14300 Northsight Blvd., Suite 229
     Scottsdale, AZ 85260

     Mike Horton                               2,000                 20%
     14300 Northsight Blvd., Suite 229
     Scottsdale, AZ 85260

     John Back                                 1,000                 10%
     14300 Northsight Blvd., Suite 229
     Scottsdale, AZ 85260

     Jon Donnell                               1,000                 10%
     14300 Northsight Blvd., Suite 229
     Scottsdale, AZ 85260

     Gary Long                                 1,000                 10%
     14300 Northsight Blvd., Suite 229
     Scottsdale, AZ 85260

     Gary Nielsen                              1,000                 10%
     14300 Northsight Blvd., Suite 229
     Scottsdale, AZ 85260

     Craig Primas                              1,000                 10%
     14300 Northsight Blvd., Suite 229
     Scottsdale, AZ 85260

     Gordon Yee                                1,000                 10%
     14300 Northsight Blvd., Suite 229
     Scottsdale, AZ 85260

     Directors and Executive                   7,000                 70%
      Officers as a Group
     (5 persons)

----------
(1) Share amounts are rounded to the nearest whole number. All shares not outstanding but which may be acquired by a stockholder within 60 days by the exercise of any stock option or any other right, are deemed outstanding for the purpose of calculating beneficial ownership and computing the percentage of the class beneficially owned by that shareholder, but not by any other shareholder.

                          DESCRIPTION OF CAPITAL STOCK

     We have issued 10,000 shares of our common stock and no shares of our preferred stock. Neither our common stock or our preferred stock is listed for trading on a securities exchange. There is no public market for our common stock or preferred stock. We have not paid any dividends on our common stock since we were formed.

                        DESCRIPTION OF THE SECURED NOTES

GENERAL

     The secured notes will be issued under an indenture, subject to any amendments or supplements as may be adopted from time to time, between us and [____________], a [__________] banking corporation, as trustee. The indenture provides us the authority to issue additional series of secured notes under the indenture in addition to the $75,000,000 aggregate initial principal amount of the secured notes offered under this prospectus. The terms and provisions of the secured notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The statements made hereunder relating to the indenture and the secured notes to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the secured notes. A copy of the indenture is filed as an exhibit to the registration statement that includes this prospectus and is also available for inspection at the office of the trustee at [______________].

TERMS

     The indenture provides that the secured notes may be issued in one or more series in an unlimited aggregate principal amount.

     The secured notes:

     o    are not guaranteed by any other person or entity;

     o are secured by, and paid primarily from, the loans and the other collateral described in this prospectus, the composition of which may change over time;

     o are not savings accounts, certificates of deposit (CDs) or other deposits and are not insured by the FDIC or any other governmental agency;

     o    will be issued in book-entry form only without coupons;

     o do not have the benefit of a sinking fund for the retirement of principal;

     o are, to the extent the collateral securing the secured notes is insufficient, subordinated in right of payment to all of our future senior indebtedness;

     o are not convertible into capital stock or other securities of our company; and

     o will cease to accrue interest after the applicable redemption date under the terms and subject to the conditions of the indenture.

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
     The secured notes will be sold in three classes, Class A in an aggregate principal amount of up to $ 30,000,000, Class B in an aggregate principal amount of up to $25,000,000 and Class C in an aggregate principal amount of up to $20,000,000. Secured notes will be sold in denominations of $1,000 U.S. dollars. The minimum purchase of secured notes for each investor is five secured notes for a total of $5,000. Secured notes will be sold for their principal face amount of $1,000, plus accrued interest from and including the first day of the month in which the secured note is purchased to, but excluding, the date of purchase. We may also sell secured notes at a discount to their face amount. If we sell secured notes at a discount, we will provide the purchaser a pricing supplement disclosing the actual purchase price of the secured notes. We may sell additional secured notes from time to time in the future in excess of these limitations under a different or amended prospectus.

     Additional series of secured notes may also be issued in the future under the indenture or under a different indenture. The secured notes issued under this prospectus and any future series of secured notes may be secured by the same or separate collateral.

     The outstanding principal amount due for each secured note after the revolving period, or upon redemption of the secured note by us, and all interest accrued and payable on the secured note, will be payable by us at the office or agency of the paying agent, in [________, ________], or any other office of the paying agent maintained for this purpose. The trustee will be the paying agent and the registrar for the secured notes. The function of the paying agent is to facilitate the transfer of payments of interest and principal on the secured notes from us to the registered secured note holders when due.

     Secured notes may be transferred or exchanged for other secured notes of the same series of a like aggregate principal amount subject to the limitations in the indenture. We will not charge a fee for any registration, transfer or exchange of secured notes. However, we may require the holder to pay any tax, assessment or other governmental charge required in connection with any registration, transfer or exchange of secured notes. The registered holder of a secured note will be treated as its owner for all purposes.

INTEREST RATE AND MATURITY

     Each class of secured notes will also have a different maturity date and, unless renewed, will mature as follows:

     Each Class A secured note will mature 2 years from the date that Class A secured note is issued;

     Each Class B secured note will mature 3 years from the date that Class B secured note is issued; and

     Each Class C secured note will mature 4 years from the date that Class C secured note is issued.

     We may change the interest rate for any or all of the classes of secured notes to reflect market conditions at any time by supplementing this prospectus. If we change the interest rate on any class, the interest rate on secured notes issued before the date of the change will not be affected.

PAYMENTS OF INTEREST

     Interest will accrue on the secured notes at the stated rate from the first day of the month of issue until maturity. Secured notes generally do not earn interest after the maturity date or date set for redemption. We will pay interest to the noteholder in whose name the secured note is registered at the close of business on the last day of the calendar month preceding the month in which the payment date occurs. The trustee will transmit payment for the interest on the secured notes when due to the noteholder who is shown as the record holder on the books and records of the registrar as of the applicable record date for payment. Interest will be calculated based on a year with twelve 30-day months.

     Interest on the secured notes will be paid monthly. Interest payments will be made on the tenth day of each month with respect to interest accruing during the preceding month. If the tenth day is not a business day, interest will be paid on the next following business day. Interest payments will be prorated to reflect any partial months. Any accrued but unpaid interest outstanding on the maturity date of a secured note will be paid on the maturity date. Interest payments generally will be funded from amounts collected on the real estate development loans and other collateral securing the secured notes. Interest payments may be funded from the proceeds of sales of the secured notes or new secured notes.

PAYMENTS OF PRINCIPAL AND RENEWAL

     Each secured note matures either 2, 3 or 4 years from the date the secured note was issued, as indicated on the cover page of this prospectus, unless redeemed earlier, which we may do at our option. No principal payments are due before the maturity of the secured note unless we decide to redeem a secured note, or a portion of a secured note, before its stated maturity date. You have no right to demand that we redeem your secured note prior to its stated maturity date. The trustee will transmit payment for the principal on the secured notes when due to the person who is shown as the record holder on the books and records of the registrar as of the applicable record date for payment.

     If the holder of a secured note wishes to renew a secured note instead of receiving the principal due on the secured note in cash at maturity, the holder must give written notice to Terra Capital Group, Inc. at least 90 but no more than 120 days prior to the stated date of maturity for that secured note. Principal will be due and payable in cash upon the maturity of the secured note unless proper notice is received from the holder. If proper notice is given and we have a then currently effective prospectus relating to the new secured notes to be issued containing audited financial statements, we will renew the maturing secured note by issuing a new secured note with terms no more favorable than those of the secured note that is maturing. The new secured note will have no greater interest rate than the secured note that is maturing. The new secured note will mature either 2, 3 or 4 years from the maturity date of the original secured note, depending on whether the original secured note was a Class A, Class B or Class C secured note, respectively. If we do not have a currently effective prospectus relating to the new secured notes to be issued at the time the original secured note matures, or if no notice is given, we will pay the maturing secured note in cash on the maturity date.

     We may, at our option, pay a maturing secured note in cash at maturity instead of renewing the secured note, regardless of whether any notice relating to the maturity of that secured note has been given. If a secured note holder has given notice of a request for renewal, and we decide to pay the maturing secured note in cash at maturity instead of renewing the secured note, we will give notice to the secured note holder not less than 20 days nor more than 60 days before the maturity date of the secured note, in accordance with the secured note redemption procedures in the indenture. Principal payments may be funded from the proceeds of sales of new secured notes.

THE TRUSTEE

     [_______________], an [__________] banking corporation, is the trustee under the indenture. We may maintain deposit accounts, borrow money from time to time and otherwise conduct other banking transactions with the trustee. As of May 31, 2003, we have no outstanding loans from the trustee. In the event of default, the indenture permits the trustee to become a creditor of ours and does not preclude the trustee from enforcing its rights as a creditor, including rights as a holder of collateralized indebtedness.

     Generally, under the indenture, the trustee is permitted to temporarily invest funds held in trust from time to time in:

     o direct obligations of the United States government or obligations guaranteed by the United States government;

     o interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements, or investment agreements, repurchase agreements or guaranteed investment contracts, with any bank, trust company, national banking association or other depository institution, including those of the trustee;

     o commercial paper, including that of the trustee, which matures not more than 270 days after the date of purchase;

     o bonds, secured notes, notes or other evidences of indebtedness issued or guaranteed by Federal Farm Credit Banks, Federal Home Loan Mortgage Corporation, Governmental National Mortgage Association, Export-Import Bank of the United States, Federal National Mortgage Association, Student Loan Marketing Association, Farmers Home Administration, Federal Home Loan Banks or any agency of the United States established for the purposes of acquiring the obligations of any of these agencies; and

     o    money market mutual funds investing solely in the above listed assets.

     We make representations and warranties to the trustee about the characteristics of the collateral pledged to secure the secured notes. However, the trustee has not undertaken any obligation to verify the accuracy of our representations. We are under no obligation to attempt to verify whether the collateral becomes defective once pledged.

COLLATERAL

     Our obligation to pay principal and interest on the secured notes generally will be secured by a pledge to the trustee on behalf of the secured note holders of:

     o all of our right, title and interest in and to the loans and the payments made thereon;

     o first priority mortgages or deeds of trust on the real estate acquired and developed by our borrowers;

     o all of our right, title and interest in and to the real estate we purchase as land bankers;

     o all of our right, title and interest in and to the proceeds from our subsequent resale of the real estate we purchased as land bankers;

     o amounts as from time to time may be held in the accounts created under the indenture;

     o our rights under the lock box agreements, if any, for collections on the collateral;

     o any and all proceeds of the above, which is referred to in this prospectus as the "collateral."

     Subject to fees and expenses owed to the trustee, the secured notes will have a first priority claim against the collateral pledged to the trustee to the extent the collateral is acquired solely with proceeds of the secured notes and will have a first priority claim on the sinking fund payments in the securities payment account. Therefore, if there is a default on other obligations of our company, collateral acquired solely with secured note proceeds cannot be used to satisfy those obligations until the secured notes are paid in full. The indenture does not require us to maintain any specified financial ratios, minimum net worth or minimum working capital.

     The maturity of the collateral may not match the maturity dates of the secured notes. Interest and sinking fund payments due on the secured notes will be made principally from the proceeds of the collateral that is pledged to secure the secured notes. The loans we originate or the other assets that we may purchase may have a maturity date or date fixed for repayment of the investment that do not match the payment dates of the secured notes. Due to this possibility, we may not have sufficient cash and liquid assets available to make these payments when due. If this occurs, we will be required to fund these payments from our other assets or through borrowings or capital raised from outside sources.

     If the collateral pledged to secure the secured notes has to be sold to fully pay the secured notes when due, the sale may not result in proceeds sufficient to fully pay the secured notes at maturity. Our ability to obtain refinancing of the balance due on the secured notes at maturity will depend on market conditions at that time. An increase in interest rates or other economic conditions may have an adverse effect on our ability to obtain refinancing to pay the secured notes.

SALE OF COLLATERAL PLEDGED TO THE TRUSTEE

     Receivables and other collateral may be sold, or otherwise disposed of by the trustee, free from the lien of the indenture. Prior to any sale we will identify to the trustee in writing the sale price and the person to which the collateral will be sold. We will also certify to the trustee in writing that:

     o the disposition price is equal to or in excess of the amount disbursed from the funding account to acquire the collateral, less any principal amounts received by the trustee with respect to that collateral; or

     o the disposition price is lower than the amount disbursed from the funding account to acquire the collateral, less any principal amounts received by the trustee with respect to that collateral, and (1) we reasonably believe that the receipts expected to be received from the remaining collateral, after giving effect to the disposition, would be at least equal to the receipts required to timely pay the principal and interest on the secured notes; (2) we will remain able to pay debt service on the secured notes and make payment on any other obligations to you on a timely basis, after giving effect to the sale, transfer or other disposition of the collateral, whereas we would not have been able to do so on a timely basis if we had not sold, transferred or disposed of the collateral at the discounted amount; or (3) the sum of the amounts on deposit in the funding account and securities payment account, less moneys in any of these accounts which we are then entitled to receive but which has not yet been removed from the account, plus the net collectable amount of the receivables and the fair market value of other collateral will be at least equal to 100% of the aggregate principal amount of the obligations owed to all holders of secured notes combined, plus accrued interest, after giving effect to the sale, transfer or other disposition.

     Collateral may also be sold or transferred by the trustee if it receives a written direction from us certifying that the sale or transfer is necessary in order to avoid the occurrence of an event of default under the indenture. Proceeds received upon any disposition of collateral may consist of cash or permitted investments under the indenture. The proceeds will be deposited by the trustee into the funding account described below.

FLOW OF FUNDS

     Under the indenture, the trustee will create and oversee two main accounts: the funding account and the securities payment account. In addition to these accounts, a lock box account may also be established for the borrowers in each state at a bank in such state. The amounts on deposit in these accounts will be pledged to the trustee and held in trust for your benefit. The following is a brief description of the function of each of the accounts.

     FUNDING ACCOUNT. The primary purposes of the funding account is to collect the net proceeds from the sale of secured notes and to pool funds to be used for various operational functions. The funds in the funding account will be used in the following order of priority, to:

     o    pay fees to the trustee;

     o    fund the securities payment account;

     o fund the origination of loans to real estate developers, purchase real estate as land bankers and to purchase other assets, as applicable;

     o    pay distributions to Terra Capital Group, Inc.

     SECURITIES PAYMENT ACCOUNT. The primary purpose of the securities payment account is to facilitate the payment of interest and principal on the secured notes to the registered holders on the applicable due dates for those payments so that they can be disbursed to you. Prior to each interest or interest and principal payment date, as applicable, funds will be withdrawn from the funding account in an amount sufficient to pay the interest or interest and principal, as applicable, then due on the secured notes. These funds will be deposited in the securities payment account to facilitate payment to the secured note holders.

     LOCK BOX ACCOUNTS. The primary purpose of the lock box accounts is to facilitate collection of the loan payments from the borrowers. Payments on the loans may be made to these lock box accounts at a single lock box processing bank in each state where the borrowers reside. Each bank maintaining a lock box account will periodically transfer the money in the lock box accounts to the trustee for deposit in the funding account.

     The trustee will invest amounts on deposit in any of the above accounts, as we direct, in investment securities and other permitted investments described in the indenture. If we make no direction to the trustee, and to the extent practicable, the trustee will invest amounts held under the indenture in the money market funds.

REDEMPTION OF SECURED NOTES

     We may redeem any or all of the secured notes without penalty or premium, at our option, in whole or in part, at any time. If we redeem your secured notes, we will make payment in cash to you of all unpaid principal and interest accrued to the date set for redemption, but excluding the date of redemption. We are required by the indenture to deposit the amount to be paid in redemption of the secured notes with the trustee prior to the redemption date. If we decide to redeem secured notes, we will give notice of the redemption date by mail to the registered holders of the secured notes, or portions of secured notes, to be redeemed not less than 30 days nor more than 60 days before the redemption date. We have the sole discretion whether to prepay any secured note and the amount to be prepaid. If prepaid, secured notes will be redeemed in accordance with the policies and procedures of The Depository Trust Company, or any successor securities depository for the secured notes.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The indenture provides that we may, with or without the consent of the holders of any outstanding secured notes, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity; provided that (a) either we shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of these assets shall be an entity organized and existing under the laws of the United States or a state thereof and any successor entity shall expressly assume our obligation to pay the principal of (and premium, if any) and interest on all the secured notes and shall also assume the due and punctual performance and observance of all the covenants and conditions contained in the indenture; (b) immediately after giving effect to this transaction and treating any indebtedness that becomes an obligation of any successor entity, we or any subsidiary of ours as a result thereof as having been incurred by any successor entity, we or any of our subsidiaries at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering these conditions shall be delivered to each trustee.

CERTAIN COVENANTS

     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. The indenture requires us to covenant and agree for the benefit of the holders of the secured notes that we will duly and punctually pay the principal of and interest on the secured notes in accordance with the terms of the particular series of secured notes and the indenture.

     EXISTENCE. Except as permitted under "Merger, Consolidation or Sale of Assets," the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, material rights (by certificate of incorporation, bylaws and statute) and material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determine that the preservation thereof is no longer desirable in the conduct of its business.

     MAINTENANCE OF PROPERTIES. The indenture requires us to cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on or in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

     INSURANCE. The indenture requires us to keep in force upon all of its properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

     PAYMENT OF TAXES AND OTHER CLAIMS. The indenture requires us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or on the income, profits or property of ours; and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of ours or any of our subsidiaries; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

     PROVISION OF FINANCIAL INFORMATION. Whether or not we are subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, we will, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were so subject, (a) transmit by mail to all holders of secured notes, as their names and addresses appear in the applicable register for the secured notes, without cost to the holders summaries of the annual reports, quarterly reports and other documents which we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if we were subject to these sections, and (b) file with the trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if we were subject to these sections and (c) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of these documents to any prospective holder of secured notes.

RIGHTS OF SECURED NOTEHOLDERS

     As a secured note holder, you have limited rights to vote on actions involving our company. In general, you will have the right to vote on whether or not to approve some amendments to the indenture. You will also have the right to direct some actions that the trustee takes in the event we default on the secured notes. For a description of these rights, see the sections below entitled "- Defaults and Remedies" and "- Modification of the Indenture and Supplemental Indentures." For a complete description of your rights as a secured note holder, we encourage you to read a copy of the indenture, which is filed as an exhibit to the registration statement that includes this prospectus and is available for inspection at the office of the trustee.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following events are "events of default" with respect to the secured notes issued under the indenture: (a) default for 30 days in the payment of any installment of interest on the secured notes of any series; (b) default for 30 days in the payment of the principal of (or premium, if any, on) the secured notes of any series; (c) default in the performance or breach of any other covenant or warranty of ours contained in the indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this paragraph specifically dealt with), continued for 60 days after written notice as provided in the indenture; (d) default under any bond, secured note or other evidence of indebtedness for money borrowed in an aggregate principal amount in excess of $10,000,000; and (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us.

     If an event of default under the indenture with respect to the secured notes at the time outstanding occurs and is continuing, then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding secured notes of that series may declare the principal amount (or, if the secured notes of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms thereof) of all the secured notes of that series to be due and payable immediately by written notice thereof to us (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the secured notes of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority of the principal amount of the outstanding secured notes of any series may rescind and annul the declaration and its consequences if: (a) we shall have deposited with the trustee all required payments of the principal of (and premium, if any) and overdue interest on the secured notes of the applicable series, plus certain fees, expenses, disbursements and advances of the trustee; and (b) all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), with respect to secured notes of the applicable series have been cured or waived as provided in the indenture. The indenture will also provide that the holders of not less than a majority in principal amount of the outstanding secured notes of any series may waive any past default with respect to the applicable series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any secured note of the applicable series or
(ii) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding secured note affected thereby.

     The indenture requires the trustee to give notice to the holders of secured notes within 90 days of a default under the indenture unless the default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of secured notes of any default with respect to the applicable series (except a default in the payment of the principal of (or premium, if any) or interest on any secured note of the applicable series) if specified responsible officers of the trustee consider this withholding to be in the holders' interest.

     The indenture provides that no holders of secured notes of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding secured notes of the applicable series, as well as an offer of indemnity reasonably satisfactory to it and no contrary directions from the holders of more than 50% of the outstanding secured notes of the applicable series. This provision will not prevent, however, any holder of secured notes from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the secured notes at the respective due dates thereof.

     The indenture provides that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of secured notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding secured notes of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction that is in conflict with any law or the indenture or that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of secured notes of the applicable series not joining therein.

MODIFICATION OF THE INDENTURE AND SUPPLEMENTAL INDENTURES

     Except for those matters described in Section 9.01 of the indenture, modifications and amendments of the indenture and supplemental indentures with respect to any series will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding secured notes of the applicable series; provided, however, that no modification, amendment or supplemental indenture may, without the consent of the holder of each secured note of the applicable series, (a) change the stated maturity of the principal of (or premium, if any, on), or any installment of principal of or interest on any secured note; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any secured note, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any secured note; (c) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any), or interest on any secured note; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any secured note on or after the stated maturity or redemption date thereof; (e) reduce the above-stated percentage of outstanding secured notes of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect this action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the secured note.

     The holders of a majority in aggregate principal amount of outstanding secured notes of each series may, on behalf of all holders of secured notes of that series waive, insofar as that series is concerned, compliance by us with certain restrictive covenants in the indenture.

     Modifications and amendments of the indenture and supplemental indentures will be permitted to be made by us and the trustee without the consent of any holder of secured notes for any of the following purposes: (a) to evidence the succession of another person to us as obligor under the indenture; (b) to add to the covenants of us for the benefit of the holders of all or any series of secured notes or to surrender any right or power conferred upon us in the indenture; (c) to add additional events of default for the benefit of the holders of all or any series of secured notes; (d) to add or change certain provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, secured notes in bearer form, onto permit or facilitate the issuance of secured notes in uncertificated form, provided that this action shall not adversely affect the interests of the holders of the secured notes of any series in any material respect; (e) to change or eliminate any provisions of the indenture, provided that any change or elimination shall become effective only when there are no secured notes outstanding of any series created prior thereto that are entitled to the benefit of this provision; (f) to secure the secured notes; (g) to establish the form or terms of secured notes of any series, including the provisions and procedures, if applicable, for the conversion of the secured notes into common stock or preferred stock; (h) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
(i) to cure any ambiguity, defect or inconsistency in the indenture, provided, however, that this action shall not adversely affect the interests of holders of secured notes of any series in any material respect; or (j) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the secured notes, provided, however, that this action shall not adversely affect the interests of the holders of the secured notes of any series in any material respect.

     The indenture provides that in determining whether the holders of the requisite principal amount of outstanding secured notes of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder, (a) the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of determination upon declaration of acceleration of the maturity thereof; (b) the principal amount of any secured note denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the secured note, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of the secured note of the amount determined as provided in (a) above); (c) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security in the indenture; and (d) secured notes owned by us or any other obligor upon the secured notes or any affiliate of ours or of any other obligor shall be disregarded.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We will be permitted, at our option, to discharge certain obligations to holders of any series of secured notes by irrevocably depositing with the trustee, in trust, funds in currency or currencies, currency unit or units or composite currency or currencies in which the secured notes are payable in an amount sufficient to pay the entire indebtedness on the secured notes in respect of principal (and premium, if any) and interest.

     We may elect either to (a) defease and be discharged from any and all obligations with respect to any series of secured notes (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the secured notes and the obligations to register the transfer or exchange of the secured notes, to replace temporary or mutilated, destroyed, lost or stolen secured notes, to maintain an office or agency in respect of the secured notes and to hold money for payment in trust) ("defeasance"); or (b) be released from certain obligations with respect to the secured notes under the indenture (generally being the restrictions described under "Certain Covenants," herein), its obligations with respect to any other covenant, and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the secured notes ("covenant defeasance"), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in currency or currencies, currency unit or units or composite currency or currencies in which the secured notes are payable at stated maturity, or government obligations (as defined below), or both, applicable to the secured notes that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the secured notes on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the secured notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a defeasance or covenant defeasance had not occurred, and an opinion of counsel, in the case of defeasance, must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In the event of a defeasance, the holders of the secured notes would thereafter be able to look only to an applicable trust fund for payment of principal (and premium, if any) and interest.

     The term "government obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the secured notes of a particular series are payable, for the payment of which its full faith and credit is pledged; or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the secured notes of the applicable series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any government obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) a custodian is not authorized to make any deduction from the amount payable to the holder of a depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by a depository receipt.

BOOK-ENTRY SYSTEM

     The secured notes will be issued as global securities in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Unless and until it is exchanged in whole or in part for the individual certificated secured notes represented thereby, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depository or any nominee of the successor.

     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the secured notes represented by a global security for all purposes under the indenture and the beneficial owners of the secured notes will be entitled only to those rights and benefits afforded to them in compliance with DTC's regular operating procedures. Except as provided below, owners of a beneficial interest in a global security will not be entitled to have any of the individual secured notes registered in their names, will not receive or be entitled to receive physical delivery of any of these secured notes in definitive form and will not be considered the owners or holders of these secured notes under the indenture. The laws of some states require that some purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     If any of the following occur, we will issue individual secured notes in certificated form in exchange for a global security:

     o DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act, and we do not appoint a successor depository within 90 days;

     o an event of default under the indenture with respect to the secured notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of the secured notes represented by a global security advise DTC to cease acting as depository; or

     o we, in our sole discretion, determine at any time that some or all of the secured notes shall no longer be represented by a global security.

     In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual secured notes in certificated form of like tenor, equal in principal amount to the beneficial interest, and to have the secured notes in certificated form registered in its name. Secured notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple of $1,000, and will be issued in registered form only, without coupons.

     DTC has advised us of the following information regarding DTC:

     DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

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
     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, thereby eliminating the need for physical movement of securities certificates.

     Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others like securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of secured notes under the DTC system must be made by or through direct participants, which will receive a credit for the secured notes on DTC's records. The ownership interest of each actual purchaser of each secured note, or a beneficial owner, is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but the beneficial owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.

     Transfers of ownership interests in the secured notes are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in secured notes, unless use of the book-entry system for the secured notes is discontinued.

     To facilitate subsequent transfers, the secured notes are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the secured notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the secured notes. DTC records reflect only the identity of the direct participants to whose accounts Secured notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the secured notes represented by a global security are to be redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to the secured notes. Under its usual procedures, DTC mails a proxy (an "omnibus proxy") to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the secured notes are credited on the record date, which are identified on a list attached to the omnibus proxy.

     Funds for the payment of principal and interest payments on the secured notes will be withdrawn from the securities payment account by the trustee and the trustee will pay principal and interest on the secured notes to DTC. DTC's practice is to credit direct participant's accounts on the payable date in proportion to their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the trustee or Terra Capital Group, Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee. Disbursement of payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to the secured notes at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor securities depository is not appointed within 90 days, physical secured note certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, physical secured note certificates will be printed and delivered.

     Terra Capital Group, Inc., the trustee, any paying agent, the security registrar or the placement agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for any secured notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between the participants and the owners of beneficial interests in a global security owned through those participants.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material U.S. federal income tax considerations relating to the initial purchase, ownership and disposition of the secured notes by U.S. and non-U.S. holders. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the secured notes. We have based this summary on the U.S. federal income tax laws in effect as of the date of this prospectus. However, these laws may change with possible retroactive effect. In addition, we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of secured notes. Thus, the IRS could challenge one or more of the tax consequences or matters described in this prospectus.

     This discussion is limited to purchasers of secured notes who acquire the secured notes from us in the initial offering and hold the secured notes as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Internal Revenue Code of 1986, or the "Code," or special rules applicable to some categories of investors, like some financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, or persons who hold secured notes as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction, that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or U.S. estate and gift tax law as applicable to U.S. holders.

     If you are considering the purchase of a secured note, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the secured notes, including the effect and applicability of state, local or foreign tax laws.

     As used in this discussion, the term U.S. holder means a holder of a secured note that is:

     o for United States federal income tax purposes, a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or other entity characterized as a corporation or partnership for federal income tax purposes;

     o an estate, the income of which is subject to United States federal income taxation regardless of its source; or

     o a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

     For the purposes of this discussion, a non-U.S. holder means any holder other than a U.S. holder.

CHARACTERIZATION OF THE SECURED NOTES

     The federal income tax consequences of owning secured notes are dependent upon the characterization of the secured notes as debt of Terra Capital Group, Inc. for federal income tax purposes, rather than as equity interests in Terra Capital Group, Inc. or a partnership among the holders of the secured notes and Terra Capital Group, Inc. Terra Capital Group, Inc. believes that the secured notes have been structured in a manner that will allow the secured notes to be characterized as debt of Terra Capital Group, Inc. for federal income tax purposes. However, this is only Terra Capital Group, Inc.'s belief, and no ruling from the service or an opinion of counsel has been sought in this regard. Thus, the IRS could successfully challenge this characterization.

     In the event the secured notes are treated as equity interests in Terra Capital Group, Inc., the secured notes would be deemed to be ownership interests in a taxable corporation for federal tax purposes. Similarly, if the secured notes were deemed to be equity interests in a partnership among the holders of secured notes and Terra Capital Group, Inc., the holders likely would be deemed to own interests in a publicly traded partnership taxable as a corporation since the safe harbors to the application of the publicly traded partnership rules likely would not be available.

     In either event, adverse tax consequences would result to holders. For example, payments of interest and principal on the secured notes would be treated as corporate distributions and dividends to the extent Terra Capital Group, Inc. has current or accumulated earnings and profits. The entire amount of any dividends would be taxable to holders of the secured notes as ordinary income. Distributions and dividends are not deductible by corporations and publicly traded partnerships taxable as corporations. Thus, payments on the secured notes would not be deductible by Terra Capital Group, Inc. if the secured notes were deemed to be equity interests. In most cases, if the secured notes were deemed to be equity interests, Terra Capital Group, Inc. would have less available cash to make payment on the secured notes.

     In addition to the above, treatment of the secured notes as equity interests could have other adverse effects on some holders. For example, income to non-U.S. holders could (1) be subject to federal income tax withholding, (2) constitute unrelated business taxable income to some tax-exempt entities, including pension funds and some retirement accounts, and (3) cause the timing and amount of income that accrues to holders of secured notes to be different from that described below.

     Because of these potential adverse effects, you are urged to consult your own tax advisors as to the tax consequences that may apply to your particular situation in the event the secured notes are re-characterized as equity interests and as to the likelihood the secured notes could be so re-characterized.

FEDERAL INCOME TAX TREATMENT OF TERRA CAPITAL GROUP, INC.

     Terra Capital Group, Inc. will be treated as an S corporation for federal income tax purposes and as a result does not generally pay federal income tax. Among the requirements for eligibility to be treated as an S corporation, such entity may issue only a single class of stock. An obligation which is denominated as debt for state law purposes may be treated as a second class of stock and thus cause an issuer to fail to qualify as an S corporation if the obligation would be treated as equity under general federal income tax principles and if a principal purpose of issuing the obligation is to circumvent the single class of stock limitation. The IRS has promulgated Treasury Regulations which, if satisfied, would provide that notwithstanding the foregoing, certain straight-debt obligations will not be treated as a second class of stock. We do not, however, expect that we will qualify for the benefits of this safe harbor. In addition, we do not intend to seek an opinion of counsel concerning the treatment of any secured notes which we may issue. Therefore, potential secured noteholders should understand that the IRS may successfully assert that we are no longer eligible to be treated as an S corporation. In that case, the cash available for payment to the secured noteholders would be substantially reduced.

TAXABLE MORTGAGE POOLS

     In general, an entity which has the following characteristics will be treated as a taxable mortgage pool: (a) substantially all of its assets consist of debt obligations; (b) more than one-half of its assets consist of debt obligations secured by real estate; (c) the entity issues debt obligations secured by the foregoing assets which debt obligations have two or more maturities; and (d) the payments to be made on the entity's debt obligations depend in large part on the payments to be received on the obligations which it holds as assets.

     If we were treated as a taxable mortgage pool, we would be treated as a corporation. In that event, the amount of cash available for payment to the secured noteholders would be significantly reduced because we would be taxable at the corporate level. We do not intend to seek an opinion of counsel regarding treatment as a taxable mortgage pool. Because we do not believe that substantially all of our assets will consist of debt obligations, we do not believe that we will be treated as a taxable mortgage pool.

TAXATION OF U.S. HOLDERS

     STATED INTEREST. Under general federal income tax principles, you must include stated interest in income in accordance with your method of tax accounting. Accordingly, if you are using the accrual method of tax accounting, you must include stated interest in income as it accrues. If you are using the cash method of tax accounting, you must include stated interest in income as it is actually or constructively received.

     Payments of interest to taxable holders of secured notes will constitute portfolio and not passive activity income for the purposes of the passive loss limitations of the Code. Accordingly, income arising from payment on the secured notes will not be subject to reduction by losses from passive activities of a holder.

     Income attributable to interest payments on the secured notes may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions, including investment expenses, to the extent these deductions exceed 2% of the investor's adjusted gross income. If you pay accrued interest when you purchase your secured note, you may deduct the accrued interest from the amount of the first interest payment that you receive when calculating your interest income. See "- Bond Premium and Market Discount" below for the impact this treatment has on the issue price of the secured notes purchased.

     ORIGINAL ISSUE DISCOUNT. For secured notes we sell to you at 100% of their face amount, we intend to take the position that those secured notes will not be issued with original issue discount since the issue price of the secured notes will equal the stated redemption price at maturity. We may sell secured notes at a discount to their face amount. For secured notes we sell to you at a discount to their face amount, those secured notes will be issued with original issue discount since the issue price of the secured notes will be less than the stated redemption price at maturity. If a secured note is deemed to be issued with original issue discount, the accrual of interest income by its holder will be subject to the rules discussed below.

     Original issue discount is defined generally as the excess of a debt instrument's stated redemption price at maturity over its issue price, subject to a statutorily-defined DE MINIMIS exception, which is generally one-quarter of 1% of the debt instrument's stated redemption price at maturity multiplied by the number of complete years to maturity from its issue date. The "stated redemption price at maturity" of a debt instrument is generally the sum of the debt instrument's stated principal amount plus all other payments required, other than payments of "qualified stated interest." Generally, "qualified stated interest" consists of interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. The "issue price" of a debt instrument that is part of an issue of which a substantial part is sold for money is generally the purchase price of the debt instrument.

     We believe that interest on the secured notes will be characterized as "qualified stated interest" for the purposes of calculating original issue discount. However, it may not be so treated. In the event interest on the secured notes is not treated as "qualified stated interest," the secured notes could be deemed to be issued with original issued discount, or more original issue discount than anticipated, in which case the timing and amounts of income you realize could be affected.

     If the secured notes are deemed to be issued with more original issue discount than the statutorily-defined DE MINIMIS amount discussed above, then you, regardless of your method of accounting, would be required to include in gross income, on a constant yield to maturity basis, the sum of the daily portions of original issue discount for the period during the taxable year you held the secured notes even though you may not receive a cash payment representing the original issue discount in that year. Any amount of original issue discount included in income would increase your tax basis in the secured note.

     BOND PREMIUM AND MARKET DISCOUNT. The issue price for secured notes issued directly to you by us under this prospectus will have an issue price of $1,000 or less, which is equal to or less than the face amount of the secured note. In the event the secured notes have an issue price or are acquired for a price in excess of the face amount of the secured notes, the secured notes would be deemed to be issued with or acquired with bond premium. However, the amount of accrued interest you pay will not be included as part of the issue price or the price paid to acquire the secured notes. Secured notes acquired by a holder after the date of original issue for a price that is less than the face amount of the secured note will have market discount.

     If the secured notes have bond premium, you may be able to elect to deduct the bond premium using a constant yield method over the remaining term of the secured notes as amortizable bond premium under Section 171 of the Code, provided that the secured notes are held as a capital asset. Except as provided in Treasury Department regulations, amortizable bond premium will be treated as an offset to interest income on the secured notes rather than as a separate deduction item. An election under Section 171 of the Code generally is binding once made and applies to all obligations owned or subsequently acquired by the taxpayer.

     The market discount provisions of the Code generally provide that, subject to a statutorily-defined DE MINIMIS exception, if you acquire a debt instrument at a market discount and thereafter recognize gain on a disposition of the debt instrument, including a gift, the lesser of the gain or the portion of the market discount that accrued while the debt instrument was held by you will be treated as ordinary interest income at the time of the disposition. For this purpose, an acquisition at a market discount includes an acquisition, other than an acquisition at original issuance, resulting in a basis in the debt instrument below the debt instrument's stated redemption price at maturity. If you acquire a debt instrument at a market discount, and do not elect to include the market discount in income on a current basis, as discussed below, you may be required to defer a portion of any interest incurred or maintained to purchase or carry the debt instrument until you dispose of the debt instrument in a taxable transaction.

     You may elect to have market discount accrue on a constant interest rate basis, as opposed to a straight-line basis. The current inclusion election, once made, applies to all market discount obligations acquired by you on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to include market discount in income in accordance with the preceding sentence, the above rules with respect to the recognition of ordinary income on a sale or select other dispositions of a secured note and the deferral of interest deduction on indebtedness related to the secured note will not apply.

     The secured notes provide that they may be redeemed, in whole or in part, before maturity. If some or all of the secured notes are redeemed, each holder of a secured note acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on the secured notes.

     DISPOSITION OF SECURED NOTES. In general, you will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a secured note measured by the difference between (1) the amount of cash and the fair market value of property received, excluding any portion of the payment that is attributable to accrued interest on the secured notes, and (2) your adjusted basis in the secured note as increased by any original issue discount or market discount previously included in income and decreased by any cash payments received, other than payments constituting qualified stated interest, and any amortizable bond premium deducted over the term of the secured note. Subject to the market discount rules discussed above, any of this gain or loss generally will be long-term capital gain or loss, provided that the secured note was a capital asset in the hands of the holder and was held for more than one year. Non-corporate taxpayers generally are subject to a maximum federal income tax rate of 20% on net long-term capital gains.

     The terms of the secured notes may be modified upon the consent of a specified percentage of holders and, in some instances, without consent of the holders. In addition, the secured notes may be assumed upon the occurrence of specific transactions involving Terra Capital Group, Inc. The modification or assumption of a secured note could, in some instances, give rise to a deemed exchange of a secured note for a new debt instrument for federal income tax purposes. If an exchange is deemed to occur by reason of a modification or assumption, you could realize gain or loss.

CONSIDERATIONS FOR TAX-EXEMPT HOLDERS OF SECURED NOTES

     Holders of secured notes that are tax-exempt entities, including charitable corporations, pension, profit sharing or stock bonus plans, keogh plans, individual retirement accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is partner is treated as unrelated business taxable income.

     A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income.

     In general, interest income does not constitute unrelated business taxable income. Secured notes however, that under the debt-financed property rules, if tax-exempt holders of secured notes finance the acquisition or holding of secured notes with debt, interest on the secured notes will be taxable as unrelated business taxable income. The secured notes will be treated as debt-financed property if the debt was incurred to acquire the secured notes or debt was incurred after the acquisition of the secured notes so long as the debt would not have been incurred but for the acquisition and, at the time of the acquisition, the incurrence of the debt was foreseeable.

     Tax-exempt persons who are members of a partnership will be deemed engaged in the trade or business of the partnership. Thus, income from the partnership will be treated as unrelated business taxable income. In addition, income from publicly traded partnerships is no longer excluded from the definition of unrelated business taxable income. Thus, if the secured notes are deemed to be equity interests in a partnership; interest payments on the secured notes could be treated as unrelated business taxable income. Investors who are tax-exempt entities are urged to consult their tax advisors with respect to the application of the foregoing provisions to their particular situations.

NON-U.S. HOLDERS

     The following discussion is a summary of the principal U.S. federal income consequences resulting from the ownership of the secured notes by non-U.S. holders. However, application of the U.S. federal income tax rules associated with non-U.S. holders is complex and factually sensitive. Thus, if you could be considered to be a non-U.S. holder, you are urged to consult your own tax advisors with respect to the application of the federal income tax rules for your particular situation.

     PAYMENTS OF INTEREST TO NON-U.S. HOLDERS. Subject to the discussion below under "Backup Withholding and Information Reporting," payments of interest, including any accruals of original issue discount, received by a non-U.S. holder generally will not be subject to United States federal withholding tax, provided that (1) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of Terra Capital Group, Inc., (2) the non-U.S. holder is not a controlled foreign corporation that is related to Terra Capital Group, Inc., actually or constructively, through stock ownership, (3) the beneficial owner of the secured note complies with the certification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is a foreign person and provides its name and address, or (4) the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax and the non-U.S. holder complies with the reporting requirements. This exemption does not apply to market discount or to certain contingent interests. If a secured note is held through a securities clearing organization or other specified financial institutions (an "Intermediary"), the Intermediary may provide the relevant signed statement; in that case, however, unless the Intermediary is a "qualified" intermediary as defined under the Code, the signed statement provided by the Intermediary must be accompanied by a copy of a valid Form W-8BEN provided by the non-U.S. beneficial holder of the secured note.

     Payments of interest not exempt from United States federal withholding tax as described above will be subject to a withholding tax at the rate of 30%, subject to reduction under an applicable income tax treaty. Payments of interest on a secured note to a non-U.S. holder generally will not be subject to United States federal income tax, as opposed to withholding tax, unless the income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. You should consult your own tax advisor to determine the effects of the application of the United States federal withholding tax to your particular situation.

     DISPOSITION OF THE SECURED NOTES BY NON-U.S. HOLDERS. Subject to the discussion below under "Backup Withholding and Information Reporting," a non-U.S. holder generally will not be subject to United States federal income tax, and generally no tax will be withheld, with respect to gains realized on the disposition of a secured note, unless (1) the gain is effectively connected with a United States trade or business conducted by the non-U.S. holder or (2) the non-U.S. holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and other requirements are satisfied.

     NON-U.S. HOLDERS SUBJECT TO U.S. INCOME TAXATION. If interest and other payments received by a non-U.S. holder with respect to the secured notes, including proceeds from the disposition of the secured notes, are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or the non-U.S. holder is otherwise subject to United States federal income taxation on a net basis with respect to the holder's ownership of the secured notes, or are individuals that have by operation of law become residents in the United States for federal income tax purposes, the non-U.S. holder generally will be subject to the rules described above applicable to U.S. holders of secured notes, subject to any modification provided under an applicable income tax treaty. These non-U.S. holders may also be subject to the "branch profits tax," if the holder is a corporation.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Non-corporate U.S. holders may be subject to backup withholding at a rate of 30% on payments of principal, premium and interest on, and the proceeds of the disposition of, the secured notes. In general, backup withholding will be imposed only if the U.S. holder (1) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to report payments of interest or dividends, or (4) under some circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments. In addition, the payments of principal and interest to U.S. holders generally will be subject to information reporting. You should consult your tax advisors regarding your qualification for exemption from backup withholding and the procedure for obtaining an exemption, if applicable.

     Backup withholding generally will not apply to payments made to a non-U.S. holder of a secured note who provides the certification that it is a non-U.S. holder, and the payor does not have actual knowledge that a certificate is false, or otherwise establishes an exemption from backup withholding. Payments by a United States office of a broker of the proceeds of a disposition of the secured notes generally will be subject to backup withholding at a rate of 30% unless the non-U.S. holder certifies it is a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. In addition, if a foreign office of a foreign custodian, foreign nominee or other foreign agent of the beneficial owner, or if a foreign office of a foreign "broker" pays the proceeds of the sale of a secured note to the seller, backup withholding and information reporting will not apply provided that the nominee, custodian, agent or broker is not a "United States related person," or a person which derives more than 50% of its gross income for some periods from the conduct of a trade or business in the United States or is a controlled foreign corporation. The payment by a foreign office of a broker that is a United States person or a United States related person of the proceeds of the sale of secured notes will not be subject to backup withholding, but will be subject to information reporting unless the broker has documentary evidence in its records that the beneficial owner is not a United States person for purposes of the backup withholding and information reporting requirements and other conditions are met, or the beneficial owner otherwise establishes an exemption.

     The amount of any backup withholding imposed on a payment to a holder of a secured note will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

                                   STATE TAXES

     We make no representations regarding the tax consequences of the purchase, ownership or disposition of the secured notes under the tax laws of any state. You should consult your own tax advisors regarding these state tax consequences.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, or "ERISA," and
Section 4975 of the Code impose restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code and on persons who are parties in interest or disqualified persons with respect to the plans. Some employee benefit plans, like governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of Title I of ERISA, and assets of these plans may be invested in the secured notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any governmental or church plan like these which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules. Any plan fiduciary which proposes to cause a plan to acquire any of the secured notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan's acquisition and ownership of the secured notes. Investments by plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan.

PROHIBITED TRANSACTIONS

     GENERAL. Section 406 of ERISA prohibits parties in interest with respect to a plan from engaging in select transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes or, in some cases, a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions. Section 502(i) of

ERISA requires the Secretary of the United States Department of Labor ("Labor") to assess a civil penalty against a fiduciary who breaches any fiduciary responsibility under, or commits any other violation of, part 4 of Title I of ERISA, or any other person who knowingly participates in the breach or violation.

     PLAN ASSET REGULATION. Labor has issued final regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The plan asset regulations describe the circumstances where the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Generally, under the plan asset regulation, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the plan asset regulation provides that, if a plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the plan investor unless exceptions apply. If the secured notes were deemed to be equity interests for this purpose and no statutory, regulatory or administrative exception applies, Terra Capital Group, Inc. could be considered to hold plan assets by reason of a plan's investment in the secured notes. These plan assets would include an undivided interest in any assets held by Terra Capital Group, Inc. In this case, providers of services to Terra Capital Group, Inc. may be parties in interest with respect to the plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and to
Section 4975 of the Code with respect to transactions involving Terra Capital Group, Inc.'s assets. Under the plan asset regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the plan asset regulation is silent with respect to the questions of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which the features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making that determination it would be appropriate to take into account whether the equity features are such that a plan's investment would be a practical vehicle for the indirect provision of investment management services. We believe that the secured notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if contrary to our belief that the secured notes constitute indebtedness, the secured notes are deemed to be equity interests in Terra Capital Group, Inc. or a partnership among the holders of secured notes and Terra Capital Group, Inc., and no statutory, regulatory or administrative exception applies, Terra Capital Group, Inc. or the partnership could be considered to hold plan assets by reason of a plan's investment in the secured notes.

     Depending on the relevant facts and circumstances, prohibited transaction exemptions may apply to the purchase or holding of the secured notes - for example, Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts some transactions effected on behalf of a plan or by an "in-house asset manager"; PTE 95-60, which exempts some transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts some transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts some transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts some transactions effected on behalf of a plan by a "qualified professional asset manager." However, there can be no assurance that any of these exemptions will apply with respect to any plan's investment in the secured notes, or that the exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

     Any plan fiduciary considering whether to purchase any secured notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Before purchasing any secured notes, a fiduciary of a plan should make its own determination as to whether Terra Capital Group, Inc., as borrower on the secured notes, is a party in interest with respect to the plan, the availability of the exemptive relief provided in the plan asset regulation and the availability of any other prohibited transaction exemptions. In addition, purchasers that are insurance companies should consult their own ERISA counsel with respect to their fiduciary responsibilities associated with their purchase and ownership of the secured notes, including any responsibility under the Supreme Court case, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK.

                              PLAN OF DISTRIBUTION

OFFERING OF SECURED NOTES

     We are offering up to $75,000,000 in principal amount of secured notes on a continuous best efforts basis. The secured notes will be sold at their face value, $1,000 per secured note, plus accrued interest from and including the first day of the month in which the secured note is purchased to, but excluding, the date of purchase. We may also sell secured notes at a discount to their face amount. If we sell you secured notes at a discount to their face amount, we will give you a pricing supplement disclosing your actual purchase price. You must purchase at least $5,000 in principal amount of secured notes, plus accrued interest. Additional amounts may be purchased in increments of $1,000, plus accrued interest. Depending on market and financial conditions, our board of directors, without approval of the secured note holders, may increase or decrease the minimum purchase requirement at any time and may change the interest. There is no minimum amount of secured notes that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the $75,000,000 in secured notes being offered in this prospectus.

MARKETING ARRANGEMENTS

     We intend to retain from time to time broker-dealers that are members of the NASD to consult with and advise us and to assist in the sale of secured notes in the offering on a continuous best efforts basis. No broker-dealer has any obligation to take or purchase any secured notes. A broker-dealer is expected to assist us in the offering as follows: (1) in conducting informational meetings for subscribers and other potential purchasers; (2) in keeping records of all subscriptions; and (3) in training and educating our employees regarding the mechanics and regulatory requirements of the offering process. These broker-dealers will receive sales commissions ranging from 3.5% to 9.5% of the aggregate principal amount of the secured notes they sell in the offering, depending on the class of secured notes sold. Depending on market conditions, the secured notes may be offered for sale in the offering on a continuous best efforts basis by a selling group of selected broker-dealers agreed on by a broker-dealer and us. In addition, we may reimburse the broker-dealers for reasonable out-of-pocket expenses actually incurred, including expenses related to attorneys' fees and costs, not to exceed $200,000 in the aggregate. We expect to agree to indemnify one or more broker-dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments they may be required to make in respect of those liabilities.

                                  LEGAL MATTERS

     The legality of the secured notes offered by this prospectus is being passed upon for us by the law firm of Kutak Rock LLP, Denver, Colorado.

                                     EXPERTS

     The developmental stage enterprise financial statements of Terra Capital Group, Inc. as of April 30, 2003 and for the period from March 18, 2003 (inception) to April 30, 2003 appearing in this prospectus have been audited by Epstein, Weber & Conover LLP, certified public accountants, as contained in their report in the financial statements appearing elsewhere in this prospectus and are included in this prospectus in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 for the secured notes being offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and the secured notes offered, see the registration statement and the exhibits filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document referenced are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy filed, each of those statements being qualified in all respects by that reference.

     We are subject to the informational requirements of the Securities Exchange Act and, in compliance with this act, file periodic reports and other information with the SEC. Copies of the registration statement and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. at 450 Fifth Street, NW, Washington, DC 20549 and at some of its regional offices which are located in the Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC in Washington, D.C. upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants like us, that file electronically with the SEC at the following Internet address: (http://www.sec.gov). We intend to furnish the holders of the secured notes with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information, to the extent required by the Exchange Act.

                          INDEX TO FINANCIAL STATEMENTS

           TERRA CAPITAL GROUP, INC. (A DEVELOPMENT STAGE ENTERPRISE)

                                                                            Page
                                                                            ----

FINANCIAL STATEMENTS FOR THE PERIOD SINCE INCEPTION ON MARCH 18, 2003 TO APRIL 30, 2003:

     Independent Auditors' Report ........................................   F-2
     Balance Sheet .......................................................   F-3
     Statement of Operations .............................................   F-4
     Statement of Cash Flows .............................................   F-5
     Statement of Stockholders' Equity ...................................   F-6
     Notes to Financial Statements .......................................   F-7

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Terra Capital Group, Inc.

We have audited the balance sheet of Terra Capital Group, Inc. (a Development Stage Company), as of April 30, 2003 and the related statements of operations, stockholders' equity and cash flows for the period March 18, 2003 (date of inception) to April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Terra Capital Group, Inc. as of April 30, 2003 and the results of its operations and cash flows for the period March 18, 2003 (date of inception) to April 30, 2003, in conformity with accounting principles generally accepted in the United States.


/s/  EPSTEIN, WEBER & CONOVER, P.L.C.

May 19, 2003

                            TERRA CAPITAL GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                                 APRIL 30, 2003


                                     ASSETS

Current assets:
   Cash                                                                 $219,843
   Deferred offering costs                                                27,974
                                                                        --------
        Total current assets                                             247,817

Non-current assets:
 Organizational costs                                                      3,350
                                                                        --------

Total assets                                                            $251,167
                                                                        ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accrued expenses                                                     $ 25,974
                                                                        --------
Shareholders' Equity:
   Common stock (200,000 shares authorized;
     9,000 shares issued and outstanding) $.001 par value                     10
   Paid in capital                                                       224,990
   Retained earnings                                                         193
                                                                        --------
          Total shareholders' equity                                     225,193
                                                                        --------

Total liabilities and shareholders' equity                              $251,167
                                                                        ========

                 See accompanying notes to financial statements

                            TERRA CAPITAL GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS
               FROM INCEPTION ON MARCH 18, 2003 TO APRIL 30, 2003


Net revenues                                                             $    --
                                                                         -------
Costs and expenses:
  Miscellaneous expenses                                                     180
                                                                         -------
     Total                                                                   180
                                                                         -------

Operating loss                                                               180
                                                                         -------
Other income/expenses:
   Interest income                                                           373
                                                                         -------

Net income                                                               $   193
                                                                         =======

Net income per share-basis and diluted                                   $  0.02
                                                                         =======

Weighted average number of common stock equivalents                       10,000
                                                                         =======

                 See accompanying notes to financial statements

                            TERRA CAPITAL GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS
               FROM INCEPTION ON MARCH 18, 2003 TO APRIL 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $     193
   Adjustments to reconcile net loss to
      net cash used in operating activities:
       Increase in deferred offering costs                              (27,974)
       Increase in accrued expenses                                      25,974
                                                                      ---------
Net cash used by operating activities                                    (1,807)
                                                                      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Payments for capitalized organization costs                            3,350
                                                                      ---------
Net cash used in investing activities                                    (3,350)
                                                                      ---------
CASH FLOW FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common shares                              225,000
                                                                      ---------
Net cash provided by financing activities                               225,000
                                                                      ---------

         Increase in cash                                               219,843
Cash at inception                                                            --
                                                                      ---------

Cash at April 30, 2003                                                $ 219,843
                                                                      =========

                 See accompanying notes to financial statements

                            TERRA CAPITAL GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        STATEMENT OF STOCKHOLDERS' EQUITY
               FROM INCEPTION ON MARCH 18, 2003 TO APRIL 30, 2003

                                    COMMON STOCK       ADDITIONAL
                                 -------------------    PAID-IN    RETAINED
                                  SHARES     AMOUNT     CAPITAL    EARNINGS    TOTAL
                                 --------   --------    --------   --------   --------
Common Shares issued for cash      10,000   $     10    $224,990   $     --   $225,000

Net income for the period from
   inception to April 30, 2003         --         --          --        193        193
                                 --------   --------    --------   --------   --------

BALANCE APRIL 30, 2003             10,000   $     10    $224,990   $    193   $225,193
                                 ========   ========    ========   ========   ========

                 See accompanying notes to financial statements

                            TERRA CAPITAL GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2003

(1) ORGANIZATION AND OPERATIONS

Terra Capital Group, Inc. was formed on March 18, 2003 and all activities to date have been related to the formation of the business and preparation for an offering of $75,000,000 in secured principal amount notes. Terra Capital Group, Inc. ("Terra") was formed to, among other things, originate loans to real estate developers for the acquisition and development of real estate and to purchase land as land bankers for subsequent resale to real estate developers primarily in the Phoenix, Arizona metropolitan area, but also potentially including metropolitan areas in other Western states including, but not limited to, Nevada, California and Utah. Terra will operate with a calendar year-end.

(2) SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and all highly liquid investments with maturity of three months or less when purchased.

     MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INCOME (LOSS) PER COMMON SHARE

Basic income per share is computed using the weighted average number of shares of common stock outstanding for the period. The Company has a simple capital structure and therefore there is no presentation for diluted loss per share.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments consist primarily of cash, and obligations under accrued expenses. The carrying amount of cash and accrued expenses approximates fair value because of the short maturity of those instruments. The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

     INCOME TAXES

The Company has elected to be treated as an S-Corporation as prescribed under
Section 1362 of the Internal Revenue Code. As an S-Corporation, items of income, loss, deductions and credits generated by the Company flow through directly to the stockholders and are included in the tax returns of the individual stockholders. Accordingly, no provision for income taxes has been included in the accompanying financial statements.

     RECENTLY ISSUED ACCOUNTING STANDARDS

The Financial Accounting Standards Board has issued SFAS No. 141, BUSINESS COMBINATIONS, SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, SFAS No. 143, ASSET RETIREMENT OBLIGATIONS and SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. The Company has reviewed the provisions of the new accounting pronouncements and does not believe their adoption will have a material effect on its financial position and results of its operations.

In July 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. This Standard requires costs associated with exit or disposal activities to be recognized when they are incurred. The requirements of SFAS No. 146 apply prospectively after December 31, 2002, and as such, the Company does not believe that there will be a material effect of implementing this provision.

(3) RELATED PARTY TRANSACTIONS

Terra has paid no salaries or benefits for officers or directors through April 30, 2003. Management does not intend to pay any salaries or benefits until such time as cash flows permit.

Terra currently conducts its operations in leased space which is provided without charge by the president of the Company. Terra is expected to move into permanent office space and commence rental payments prior to July 1, 2003.

(4) ACCRUED EXPENSES

To date the Company has incurred obligations to legal professionals in connection with organization of the entity and preparation of regulatory filings and related prospectus associated with the proposed debt offering.

                                  * * * * * * *

--------------------------------------   ---------------------------------------

You should only rely on the
information contained in this
prospectus. We have not authorized any
person to provide you with different
information. If anyone provides you
with different or inconsistent                           UP TO
information, you should not rely on
it. We are not making an offer to
distribute or sell these securities in
any jurisdiction where the
distribution or sale is not permitted.                $75,000,000
You should assume that the information
appearing in this prospectus is
accurate as of the date on the front
cover of this prospectus only. Our             TERRA CAPITAL GROUP, INC.
business, financial condition, results
of operations and prospects may have
changed since that date.                                [LOGO]

--------------------------------------
           TABLE OF CONTENTS             CLASS A, CLASS B AND CLASS C SECURED
--------------------------------------                  NOTES
                                  Page
                                  ----
PROSPECTUS SUMMARY ...............   3
RISK FACTORS .....................   7              ---------------
FORWARD-LOOKING STATEMENTS .......  13
USE OF PROCEEDS ..................  14                PROSPECTUS
PLAN OF OPERATION ................  15
BUSINESS .........................  15              ---------------
MANAGEMENT .......................  19
PRINCIPAL STOCKHOLDERS ...........  23
DESCRIPTION OF CAPITAL STOCK .....  23
DESCRIPTION OF THE secured notes .  24
MATERIAL FEDERAL INCOME TAX
  CONSIDERATIONS .................  38
STATE TAXES ......................  44
ERISA CONSIDERATIONS .............  44           ______________, 2003
PLAN OF DISTRIBUTION .............  46
LEGAL MATTERS ....................  46
EXPERTS ..........................  46
WHERE YOU CAN FIND ADDITIONAL
  INFORMATION ....................  47
INDEX TO FINANCIAL STATEMENTS .... F-1

--------------------------------------   ---------------------------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.7502 of the Nevada Revised Statutes provides a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding.

     Our Certificate of Incorporation provides for indemnification of our officers and directors against all liability and expense to the fullest extent permitted by the Nevada Revised Statutes, including eliminating or limiting the personal liability of our officers and directors to us and our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, our Bylaws provide indemnity to our officers and directors which affects such a person's liability while acting in a corporate capacity. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     We will pay all expenses in connection with the registration and sale of the secured notes specified in this prospectus. The estimated expenses of issuance and distribution are set forth below.

SEC Registration Fees                                    $  6,067.50
NASD Filing Fees                                         $  8,000.00
Blue Sky Qualification Fees and Expenses(1)
Trustee Fees(1)
Printing Fees and Expenses(1)
Legal Fees(1)
Accounting Fees(1)
Miscellaneous(1)
                                                         -----------
Total                                                    $200,000.00
                                                         ===========

----------
(1)  Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On March 31, 2003, we sold 10,000 shares of our common stock, par value $.001 per share, to an initial group of 8 investors at a price of $25 per share, in minimum increments of $25,000. Of these 10,000 shares, we sold 7,000 shares to our officers and directors and 3,000 shares to sophisticated investors.

     The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. We made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27. EXHIBITS

The following is a list of exhibits filed with this Registration Statement:

EXHIBIT                    DESCRIPTION
-------                    -----------

3.01     Articles of Incorporation of Terra Capital Group, Inc.

3.02     Bylaws of Terra Capital Group, Inc.

4.01     Form of Indenture.

5.01     Opinion of Kutak Rock LLP as to the validity of the secured notes.(1)

23.01    Consent of Epstein, Weber & Conover LLP.

24.01    The Power of Attorney included on Page II-5 of the Registration
         Statement.

25.01    Statement of Eligibility of the Trustee.(1)

----------
(1)  To be filed by amendment.

ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned registrant will:

     (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Phoenix, State of Arizona on May 23, 2003

                                      TERRA CAPITAL GROUP, INC.

                                      By: /s/ Stephen J. Carder
                                          --------------------------------------
                                      Name: Stephen J. Carder
                                            ------------------------------------
                                      Title: President and CEO
                                             -----------------------------------

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, whose signatures appear below, hereby constitute and appoint Stephen Carder their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                       DATE
        ---------                          -----                       ----

/s/ Stephen J. Carder         PRESIDENT, CHIEF EXECUTIVE
--------------------------    OFFICER AND DIRECTOR                  May 22, 2003
Stephen J. Carder


/s/ Mike Horton               VICE PRESIDENT OF BUSINESS
--------------------------    DEVELOPMENT AND DIRECTOR              May 23, 2003
Mike Horton


/s/ Gary P. Nielsen           VICE PRESIDENT OF FINANCE, CHIEF
--------------------------    FINANCIAL OFFICER AND DIRECTOR        May 22, 2003
Gary Nielsen


                              DIRECTOR
--------------------------
Gary Long


/s/ Craig Primas              DIRECTOR                              May 24, 2003
--------------------------
Craig Primas


/s/ Telford Walker            DIRECTOR                              May 24, 2003
--------------------------
Telford Walker

                                  EXHIBIT INDEX

EXHIBIT                            DESCRIPTION
-------                            -----------

3.01     Articles of Incorporation of Terra Capital Group, Inc.

3.02     Bylaws of Terra Capital Group, Inc.

4.01     Form of Indenture.

5.01     Opinion of Kutak Rock LLP as to the validity of the secured notes.(1)

23.01    Consent of Epstein, Weber & Conover LLP.

24.01    The Power of Attorney included on Page II-5 of the Registration
         Statement.

25.01    Statement of Eligibility of the Trustee.(1)

----------
(1)  To be filed by amendment.